UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Entercom Communications Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERCOM COMMUNICATIONS CORP.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HERBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be held at the Crowne Plaza Philadelphia Main Line Hotel, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on Tuesday, May 13, 2008 at 9:00 a.m. (the “Annual Meeting”), for the following purposes:

1.                                       To elect two Class A Directors each for a one year term expiring at the 2009 Annual Meeting;

2.                                       To elect five Directors, in addition to Class A Directors, each for a one year term expiring at the 2009 Annual Meeting;

3.                                       To consider the approval of an amendment and restatement of the Entercom Equity Compensation Plan;

4.                                       To consider the approval of the Entercom Annual Incentive Plan;

5.                                       To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

6.                                       To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 14, 2008, you may vote at the Annual Meeting.

In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen (15) days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

John C. Donlevie
Secretary

Bala Cynwyd, Pennsylvania

March 31, 2008

Please promptly complete, date, sign and return the enclosed proxy card whether or not you plan to attend the meeting.

ENTERCOM COMMUNICATIONS CORP.

401 City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2008

The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at the Crowne Plaza Philadelphia Main Line Hotel, 4100 Presidential Boulevard, Philadelphia, PA 19131 on Tuesday, May 13, 2008 at 9:00 a.m.

ABOUT THIS PROXY STATEMENT

Our Board of Directors has sent you this proxy statement to solicit your vote at the 2008 Annual Meeting of shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired Georgeson Shareholder to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 31, 2008 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 14, 2008. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held on May 13, 2008. The Proxy Statement and Annual Report are available at www.entercom.com. Click on the “Investors” Tab and select “Proxy Material.”

PROPOSALS

At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•                                         Proposal 1:  Election of Class A Directors. Our Board of Directors has nominated the following two persons to stand for election as Class A Directors with one year terms expiring at the 2009 Annual Meeting: David J. Berkman and Daniel E. Gold.

•                                          Proposal 2:  Election of Directors Other Than Class A Directors. Our Board of Directors has nominated the following five persons to stand for election as Directors with one year terms expiring at the 2009 Annual Meeting:  Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf.

•                                          Proposal 3:  Approval of an amendment and restatement of the Entercom Equity Compensation Plan. The Board of Directors has approved, and is submitting to our shareholders for their approval, an amendment and restatement of the Entercom Equity Compensation Plan.

•                                          Proposal 4:  Approval of the Entercom Annual Incentive Plan. The Board of Directors has approved, and is submitting to our shareholders for their approval, the Entercom Annual incentive Plan.

•                                          Proposal 5:  Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008 and is proposing that the shareholders ratify such selection.

INFORMATION ABOUT VOTING

If you are a shareholder of record of our Class A Common Stock as of the close of business on March 14, 2008, you may vote your shares:

•                                          By Proxy:  You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

→                                   FOR all of the nominees of our Board of Directors as Class A Directors;

→                                   FOR all of the nominees of our Board of Directors as Directors other than Class A Directors;

→                                   FOR the approval of an amendment and restatement of the Entercom Equity Compensation Plan;

→                                   FOR the approval of the Entercom Annual Incentive Plan;

→                                   FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

→                                   At the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting; or

•                                          In Person:  You may attend the Annual Meeting and vote in person.

If you are a shareholder of record of our Class B Common Stock as of the close of business on March 14, 2008, you may vote your shares:

•                                          By Proxy:  You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

→                                   FOR all of the nominees of our Board of Directors as Directors other than Class A Directors;

→                                   FOR the approval of an amendment and restatement of the Entercom Equity Compensation Plan;

→                                   FOR the approval of the Entercom Annual Incentive Plan;

→                                   FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

→                                   At the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting; or

•                                          In Person:  You may attend the Annual Meeting and vote in person.

You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the Annual Meeting and vote in person.

The address for our Corporate Secretary is Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention:  John C. Donlevie, Secretary.

VOTING SECURITIES

Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

—                                         Shareholders of our Class A Common Stock at the close of business on March 14, 2008, will be entitled to vote on Proposals 1, 2, 3, 4 and 5.

—                                         Shareholders of our Class B Common Stock at the close of business on March 14, 2008 will only be entitled to vote on Proposals 2, 3, 4 and 5.

At the close of business on March 14, 2008, there were 31,536,696 outstanding shares of Class A Common Stock, which include 1,516,897 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 14, 2008, there were 30,019,709 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 14, 2008 there were 7,607,532 outstanding shares of our Class B Common Stock and zero (0) outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other then Proposal 1 is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

•                                          Proposal 1:  Election of Class A Directors. The two persons nominated as Class A Directors receiving the most votes from shares of Class A Common Stock will be elected.

•                                          Proposal 2:  Election of Directors Other Than Class A Directors. The five persons nominated as Directors other than Class A Directors receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.

•                                          Proposal 3:  Approval of amendment and restatement of the Entercom Equity Compensation Plan. The approval of an amendment and restatement of the Entercom Equity Compensation Plan requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

•                                          Proposal 4:  Approval of the Entercom Annual Incentive Plan. The approval of the Entercom Annual Incentive Plan requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

•                                          Proposal 5:  Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008 requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen (15) days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto. With respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

DESCRIPTION OF PROPOSAL

Two Class A Directors will be elected at the 2008 Annual Meeting to serve until the 2009 Annual Meeting. The two nominees of our Board of Directors are David J. Berkman and Daniel E. Gold. Both David J. Berkman and Daniel E. Gold are incumbent Class A Directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR CLASS A DIRECTORS

—              David J. Berkman - Director. David J. Berkman (age 46) has served as one of our Directors since the consummation of our initial public offering in January 1999. Since January 2000, Mr. Berkman has served as the Managing Partner of Liberty Associated Partners, LP, a venture capital firm primarily engaged in the telecommunications, media and internet market segments. He also serves on the boards of directors of Internet Capital Group, Inc., Current Communications Group, LLC and Jingle Networks, Inc. Civically, Mr. Berkman serves on the board of overseers of the University of Pennsylvania School of Engineering, and on the Board of Trustees of The Franklin Institute. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

—              Daniel E. Gold - Director. Daniel E. Gold (age 72) has served as one of our Directors since May 2003. Since January 1997, Mr. Gold has served as President and CEO of Leonard Whitcup, Inc., a music publisher. During his career, Mr. Gold has served as Chairman and Director of Dynamic Broadband, Inc., CEO of the American Society of Composers, Authors and Publishers (ASCAP), President and Director of Century Communications Inc., President of Knight Ridder Broadcasting, Inc., and President of Comcast Cable, Inc. He also served as a Vice President and General Manager of CBS and Post-Newsweek Stations’ radio and television stations in Washington, D.C., Philadelphia, PA, and Hartford, CT. Mr. Gold also served as General Counsel of Westinghouse Broadcasting Company (Group W). Mr. Gold had been a member of the boards of directors of the National Association of Broadcasters, the National Cable Television Association, the Television Bureau of Advertising and C-SPAN. Mr. Gold has a B.A. from Stanford University and a J.D. from Harvard Law School.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

PROPOSAL 2

ELECTION OF OTHER DIRECTORS

DESCRIPTION OF PROPOSAL

Five other Directors will be elected at the 2008 Annual Meeting to serve until the 2009 Annual Meeting. The five nominees are Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf. Each of the nominees is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR OTHER DIRECTORS

—              Joseph M. Field - Chairman & Director. Joseph M. Field (age 76) founded Entercom in 1968 and has served as Chairman of our Board of Directors since our inception. Mr. Field served as our Chief Executive Officer from our inception until 2002 and as our President from our inception until 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the board of directors of the National Association of Broadcasters for the years 1992 through 1996. Mr. Field currently serves on the boards of directors of the Broadcasters’ Foundation, the Emeritus Board of the Philadelphia Orchestra Association, The Mary Louise Curtis Bok Foundation, the Settlement Music School, the American Interfaith Institute, the National Liberty Museum, the Philadelphia Chamber Music Society and the Joseph and Marie Field Foundation. In addition, he serves on the

Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania and an L.L.B. from Yale Law School. Mr. Field is the father of David J. Field.

—             David J. Field - President and Chief Executive Officer. David J. Field (age 45) has served as our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995. Mr. Field is our Principal Executive Officer. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field serves on the board of directors of the National Association of Broadcasters (the “NAB”) and served as Chairman of the Radio Board of the NAB from 2005 to 2007. Mr. Field also currently serves on the boards of directors of the Radio Advertising Bureau, the Philadelphia Zoo and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field was named the 2006 Radio Executive of the Year by Radio Ink Magazine and was also recognized as one of the best CEOs in America by Institutional Investor Magazine in 2006 and 2007. Mr. Field is the son of Joseph M. Field.

—              John C. Donlevie - Executive Vice President, Secretary, and General Counsel. John C. Donlevie (age 61) has served as our Executive Vice President, General Counsel and one of our Directors since 1989, our Secretary since 1998 and was our Vice President-Legal and Administrative from 1984 to 1989. Prior to joining us in 1984, Mr. Donlevie practiced law for 11 years, most recently as Corporate Counsel of Ecolaire Incorporated in Malvern, Pennsylvania. He has a B.S. in Engineering from Drexel University and a J.D. from Temple University School of Law. Mr. Donlevie is a member of the board of directors of the Joseph and Marie Field Foundation.

—              Robert S. Wiesenthal - Director. Robert S. Wiesenthal (age 41) has served as one of our Directors since April 2004. Since January 2002, Mr. Wiesenthal has been serving as Executive Vice President and Chief Financial Officer of Sony Corporation of America. In addition, since July 2005, Mr. Wiesenthal has been serving as Executive Vice President and Chief Strategy Officer, Sony Entertainment. Prior to joining Sony Corporation of America, Mr. Wiesenthal was Managing Director at Credit Suisse First Boston from 1999 to 2000, a member of its Media Group from 1993 to 1999 and a member of its Mergers and Acquisition Group from 1986 to 1993. Mr. Wiesenthal presently serves on the boards of directors of Metro-Goldwyn-Mayer Inc (MGM), Sony BMG Music Entertainment, Inc. and Sony/ATV Music Publishing LLC. Mr. Wiesenthal has a B.A. from the University of Rochester.

—              Michael J. Wolf - Director. Michael J. Wolf (age 46) has served as one of our Directors since February 2008. Since March 2007, Mr. Wolf has been serving as president of Farallon Point Inc., a strategic advisory provider. From October 2005 to February 2007, Mr. Wolf was the President and Chief Operating Officer of MTV Networks, Inc. (“MTVN”). Prior to assuming this role at MTVN, Mr. Wolf was a Senior Director at McKinsey & Company and Global Leader of its Media, Entertainment and Information Practice from 2001 to 2005. Previously, Mr. Wolf was a Senior Partner, member of the board of directors and leader of the Media and Entertainment Group at Booz Allen Hamilton, Inc. which he joined in 1989. Mr. Wolf serves as a board member of the Educational Broadcasting Corporation. Mr. Wolf has a B.A. from Columbia University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

ENTERCOM EQUITY COMPENSATION PLAN

DESCRIPTION OF PROPOSAL

Our Board of Directors approved an amendment and restatement of the Entercom Equity Compensation Plan (the “Plan”) on February 19, 2008, subject to shareholder approval. This amended and restated Plan includes a prior amendment to the Plan adopted by our Board on August 2, 2007, which was adopted subject to shareholder approval (as described below).

The following is a summary of the key amendments to the Plan as well as a summary of the overall Plan. The statements made herein concerning terms and provisions of the Plan are summaries and do not purport to be a complete recitation of the Plan provisions. Such statements are qualified by express reference to the Plan. A copy of the Plan, as amended and restated, is attached hereto as Exhibit A and is incorporated by reference herein.

Increase Restricted Stock Sub-limit

The Entercom Equity Compensation Plan was formerly known as the Entercom 1998 Equity Compensation Plan. In connection with our 2005 amendment and restatement of the Plan, the name of the Plan was changed and the Plan was extended for a period of ten years through January 20, 2015. In addition to the overall limit on the number of shares available for all types of grants, the Plan contained a sub-limit of 2,000,000 shares of restricted stock that may be granted under the Plan. This sub-limit has remained in place since the Plan was originally adopted in 1998. On February 12, 2007, the Board approved an amended and restated Plan. One of the amendments to the Plan was to increase this restricted stock sub-limit to 3,000,000 shares.

Additional Performance Criteria

Under Section 162(m) of the Internal Revenue Code (the “Code”), we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated officers (other than our Chief Financial Officer) in any one year. In the context of restricted stock which vests over time (as opposed to performance based vesting) the total remuneration would include the value of shares received when the shares of restricted stock vest. An exception exists, however, for “performance-based compensation,” which meets certain requirements. The Plan allows for grants of “performance-based compensation” to Section 162(m) participants. In order to satisfy this requirement, the applicable grant must constitute “qualified performance-based compensation” pursuant to the requirements of U.S. Treasury Department Regulations Sections 1.162-27(e)(2) through (e)(5)

On August 2, 2007, we entered into an employment agreement with David J. Field. This agreement provided for an initial grant pursuant to the Entercom Equity Compensation Plan of 112,500 shares of restricted stock, which will vest on the achievement of certain total shareholder return targets. In order to constitute “qualified performance-based compensation” and thereby satisfy the requirements of Section 162(m) and the related U.S. Treasury Department Regulations, the board approved an amendment to the plan to include Total Shareholder Returns as a “Performance Criteria” pursuant to such plan. In order to satisfy the requirements of Section 162(m) and the related U.S. Treasury Department Regulations, this amendment must be approved by our shareholders.

Other Plan Amendments

In addition to the foregoing, the amended and restated Plan includes the following changes::

-               Restricted Stock Units. Our existing (un-amended) Plan lists “Restricted Stock” as a type of security being available for grant. Our grants of restricted stock under the Plan are structured in a manner such that they are considered “Restricted Stock Units” under the IRS definitions. For example, our restricted stock does not include the right to vote nor does it provide the holder with the right to receive dividends (although we provided for a dividend equivalent payable upon vesting). Moreover, our restricted stock remains uncertificated until such time as such shares vest. While our Plan allows the grants to be structured in their present form, in order to avoid any confusion regarding the type of grants permitted under the Plan, the Board approved an amendment to include restricted stock units. We do not believe this is a substantive change as restricted stock and restricted stock units will be aggregated for purpose of the Plan limits and sub-limits. The addition of restricted stock units necessitated corresponding changes throughout the Plan. In each case, however, restricted stock units are treated in the same manner as restricted stock under the Plan.

-               Anti-Dilution Adjustments. Our Board approved a change to Section 3(b) of the Plan making anti-dilution adjustments mandatory to eliminate a potential accounting issue that could trigger automatic compensation expense (and possible repricing)  under FAS 123R if the adjustment is not mandatory. This section had provided that if there was any change in: (i) the number or kind of shares of our stock outstanding, (ii) the number of shares covered by outstanding grants, and/or (iii) the kind of shares issued under the Plan; then the price per share of such grants may be appropriately adjusted by the Committee. The amendment revised this provision to say that the Committee shall make such adjustment.

-               SAR Elections. Our Board approved a change to Section 7(d) of the Plan to eliminate an option to elect a cash payout for SARs which might require the SAR to be treated as debt. We have not in the past granted any SARs under the Plan.

-               Market Definition. Our Board approved a change to Section 6(b)(ii) to change “NASDAQ National Market” to “market” in order to make the reference generic.

SUMMARY OF PLAN

as amended and restated

The Plan was amended and restated, subject to shareholder approval, on February 19, 2008. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock; and (iv) stock appreciation rights (“SARs”). Only shares of Class A Common Stock may be issued under the Plan. By encouraging stock ownership, we seek to motivate recipients and to encourage such recipients to devote their best efforts to our business and our financial success.

General. Subject to adjustment in certain circumstances as discussed below, we may issue up to 10,000,000 shares of Class A Common Stock, plus an additional 1,500,000 shares per year each year (effective January 1). For January 1, 2007 and January 1, 2008, our Board of Directors determined that no additional shares would be added to the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1,850,000 shares and the aggregate number of shares of our stock that may be subject to restricted stock grants shall not exceed 3,000,000 (subject to adjustment as described below). If grants awarded under the Plan expire or are terminated for any reason (other than upon an option exercise or the vesting of restricted stock), the shares of Class A Common Stock subject to such grants will again be available for purposes of the Plan.

Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to ratification or approval by the Board if the Board retains such right, the Committee shall have the sole authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all employees of us and our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”) if the Key Advisors are natural persons rendering bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 925,000 shares.

Options. The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an ISO granted to an employee who owns more than 10% of the Common Stock may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. The Participant may pay the exercise price: (i) in cash; (ii) with the approval of the Committee, by delivering shares of Common

Stock owned by the Participant and having a fair market value on the date of exercise equal to the exercise price; or (iii) by such other method as the Committee approves. The Participant may instruct us to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the Participant.

Restricted Stock. The Committee may issue shares of restricted Common Stock to a Participant pursuant to the Plan. Shares may be issued for consideration or for no consideration, as the Committee determines. The number of shares of Common Stock granted to each Participant shall be determined by the Committee (subject to the maximum limitations). Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion.

Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option pursuant to the Plan. The base price of an SAR will be either: (i) the exercise price of any related stock option; or (ii) if no related stock option, the fair market value of a share of Common Stock on the date of grant of the SAR. The value of an SAR is the amount by which the fair market value of the underlying stock on the date of exercise of the SAR exceeds the base amount of the SAR. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of our stock, or a combination of the two, in such proportion as the Committee deems appropriate. To the extent a Participant exercises a tandem SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related or tandem SAR, if any, shall terminate.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if: (i) such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of Section 422 of the Code; or (ii) such approval is required in order to exempt compensation under the Plan from the deduction limit under Section 162(m) of the Code. No additional Grants shall be made under the Plan after January 20, 2015 or such earlier date as may be determined by the Board. The Plan may be extended by the Board with the approval of the shareholders.

Adjustment Provisions. If there is any change in the number or kind of shares of our stock outstanding by reason of: (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization or consolidation in which we are the surviving corporation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting our stock outstanding without our receipt of consideration, or if the value of outstanding shares of our stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our stock available for Grants, the maximum number of shares of our stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Committee.

Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control: (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation.

A change of control is defined as: (i) any “person” becoming a “beneficial owner” of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the board of directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

Section 162(m). Under Section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated officers (other than the Chief Financial Officer) in any one year. Total remuneration would include amounts received upon the exercise of stock options or SARs granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for “performance-based compensation,” which meets certain requirements. The Plan allows for “performance-based compensation” to Section 162(m) participants.

New Plan Benefits. As of March 14, 2008, the record date for this Annual Meeting, there were approximately 2,700 persons eligible to participate in the Plan. On March 14, 2008, the closing price of our Class A Common Stock was $10.18. The Board of Directors has granted restricted stock under the Plan, which grants are subject to the Plan being amended as provided herein:

New Plan Benefits

Entercom Equity Compensation Plan

Name and Position	Dollar Value		Number of Shares of Restricted Stock

David J. Field,	$978,750	(a)	112,500	(b)
President and Chief Executive Officer	$381,750	(c)	37,500	(b)
	$1,360,500		150,000
Joseph M. Field, Chairman of the Board	$—		—

Stephen F. Fisher, Executive Vice President - Operations and Chief Financial Officer	$1,323,400	(c)	130,000	(d)

John C. Donlevie, Executive Vice President, Secretary and General Counsel	$—		—

Eugene D. Levin, Vice President, Treasurer & Controller	$—		—

Executive Group	$2,683,900		280,000

Non-Executive Director Group	$—		—

Non-Executive Officer Employee Group	$—		—

(a)                                  The weighted average fair value of these restricted stock units was $8.70 per share for the year ended December 31, 2007. To determine the fair value of these restricted stock we used the Monte Carlo simulation lattice model. Our determination of the fair value was based on the number of shares granted, our stock price on the date of grant and certain assumptions regarding a number of highly complex and subjective variables. If other reasonable assumptions were used, the results could differ. The Company made assumptions with respect to the following when applying the Monte Carlo simulation model: (i) Expected Volatility Term Structure; (ii) Risk-Free Interest Rate; and (iii) Expected Dividend Yield.

(b)                                 On August 2, 2007 we entered into an employment agreement with David J. Field to serve as our Chief Executive Officer and President. Pursuant to this agreement, we granted Mr. Field 112,500 performance based restricted stock units on August 2, 2007. In addition, this agreement provided for annual grants 37,500 restricted stock units with time based vesting. Both of these grants are subject to shareholder approval of the amendment and restatement of the Plan.

(c)                                  Dollar value determined using a closing price on the New York Stock Exchange of $10.18 per share of Class A Common Stock on March 14, 2008.

(d)                                 On December 19, 2007 we entered into an employment agreement with Stephen F. Fisher to serve as our Chief Financial Officer and Executive Vice President - Operations. Pursuant to this agreement, we granted Mr. Fisher 130,000 restricted stock units. This grant is subject to shareholder approval of the amendment and restatement of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board Of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the Entercom Equity Compensation Plan.

PROPOSAL 4

APPROVAL OF

ENTERCOM ANNUAL INCENTIVE PLAN

DESCRIPTION OF PROPOSAL

The Board of Directors approved the Entercom Annual Incentive Plan (the “AI Plan”) on February 19, 2008, subject to shareholder approval.  The following is a summary of the key amendments to the AI Plan as well as a summary of the overall AI Plan.  The statements made herein concerning terms and provisions of the AI Plan are summaries and do not purport to be a complete recitation of the AI Plan provisions.  Such statements are qualified by express reference to the AI Plan.  A copy of the AI Plan is attached hereto as Exhibit B and is incorporated by reference herein.

SUMMARY OF AI PLAN

Purpose.  The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards.  We believe that the AI Plan will enhance the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders.

Administration.  The AI Plan is administered and interpreted by a committee consisting of two or more persons who are “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act (the “Committee”).  Our Board, however, retains the right to ratify, approve or amend any awards as it deems appropriate.  The Committee has the sole authority to: (i) determine the Employees to whom awards shall be made; (ii) determine the type, size and terms of the awards to be made to each such Employee; (iii) determine the time when awards will be made; and (iv) deal with any other matters arising under the AI Plan.  The Committee has full power and authority to administer and interpret the AI Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the AI Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Types of Awards / Eligibility for Participation.  All awards are subject to the terms and conditions of the AI Plan.  Awards need not be uniform as among the awardees or among any class or grouping of awardees.  All of our employees are eligible to participate in the AI Plan.

Determination and Payment of Awards.  The Committee determines the amount of any award.  The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant.  Payment of any award shall be made at the time specified by the Committee, subject to the awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by us.  If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of our fiscal year for which the Committee determines an award shall be paid.  Awards are to be paid in cash.  The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000.

Awards to Section 162(m) Participants.  The Committee may determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code.  To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will: (i) designate one or more Section 162(m) Participants; (ii) select the Performance Criteria applicable to the Performance Period; (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee.  The preceding criteria may also be evaluated, where appropriate: (a) on a same-station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

For purposes of the AI Plan the term: (i) “Performance Period” means a fiscal year or other year or period of service as specified by the Committee for a particular Award; and (ii) “Performance Target” means an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

Award Certification. Following the completion of the Performance Period and prior to the payment of the award, the Committee must certify in writing whether the applicable Performance Targets have been achieved for such Performance Period.  In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Consequences of a Change of Control.  Unless the Committee has established the effect of a Change of Control (as defined in the AI Plan) on a particular award at the time an award was made, or a participant’s employment agreement (or similar document) provides for treatment of any outstanding award in the event of a Change of Control, the Committee may, in the event of a Change of Control: (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary; and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

Amendment and Termination of the AI Plan.  Our Board may amend or terminate the AI Plan at any time; provided, however, that our Board may not amend the AI Plan without shareholder approval if such approval is required in order to exempt compensation payable under the AI Plan from the deduction limit under Section 162(m) of the Code.  A termination or amendment of the AI Plan that occurs after an award is made may not materially impair the rights of an awardee unless the awardee consents in writing.  The termination of the AI Plan may not impair the power and authority of the Committee with respect to any outstanding award.

Funding of the AI Plan.  The AI Plan is unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Shareholder Approval. No award will be payable under the AI Plan unless the AI Plan is approved by our shareholders in accordance with Section 162(m) of the IRC and the regulations promulgated thereunder.

New Plan Benefits.  Our Compensation Committee determined that for 2008, only David J. Field is eligible to receive a bonus under the AI Plan.  Awards under the AI Plan are subject to us achieving certain defined performance criteria.  As a result, it is not possible to determine the amount of Mr. Field’s award for fiscal year 2008 nor 2007 (had the AI Plan been in effect during such year).  While the AI Plan sets a cap of $3,000,000 bonus for any one individual, the actual amount of any such bonus is determined by our Committee (subject to the AI Plan cap).  We believe that, if the AI Plan had been in effect for fiscal year 2007, the Committee would have awarded Mr. Field $600,000, which is the cash bonus actually granted to Mr. Field for 2007.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board Of Directors unanimously recommends that you vote “FOR” the approval of the Entercom Annual Incentive Plan.

PROPOSAL 5

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008 and is proposing that the shareholders ratify such selection.  Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject.  SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment . . . of any registered public accounting firm.”  Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding.  Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as our independent registered public accounting firm since June 2002.  Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2008.  It is anticipated that a representative of PwC will attend the annual meeting.  Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees And Expenses.  The following table sets forth the aggregate fees and expenses billed to us by PwC, our principal accounting firm, for the fiscal years ended December 31, 2007 and December 31, 2006:

	December 31, 2007		December 31, 2006
Audit Fees	$807,442	(1)	$660,000	(1)
Audit-Related Fees	$245,459	(2)(3)	37,563	(3)
Tax Fees	—		40,000	(4)
All Other Fees	$1,500	(5)	66,500	(5)
TOTAL	$1,054,401		$804,063

(1)

The professional services rendered for 2007 and 2006 included: (i) the audit of our annual financial statements and our internal control over financial reporting; and (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Amounts include the reimbursement of expenses incurred by accounting firm in connection with their performance of such professional services.

(2)	Represents consulting services relating to the preparation and filing of audited financial statements in connection with certain transactions deemed to be related.
(3)	Represents consulting services relating to new accounting pronouncements and existing accounting guidance.
(4)	In connection with our issuance of dividends, PwC performed an earnings and profit study.
(5)	Primarily comprised of consulting services to perform a compensation study for our Compensation Committee.

Utilization of De Minimus Approval Exemption.  Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-K.

Pre-Approval Policies.  The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2008.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

Presently, there are eight members on our Board of Directors, including each of the nominees named herein.  Five of the eight Directors are neither our officers nor employees. Our Board did not nominate Edward H. West to stand for reelection to the Board at the 2009 Annual Meeting.  Our Board of Directors met six times in 2007.  Our Board of Directors has adopted certain standing committees including: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) an Executive Committee.

Director Independence.

In accordance with the commentary to Section 303A.02 of the listing standards of the New York Stock Exchange, our Board of Directors has adopted certain categorical standards to assist it in making determinations of independence (the “Independence Standards”).  A copy of the Independence Standards is posted on the Corporate Governance page of our website located at www.entercom.com.  Our Board of Directors has determined that each of David J. Berkman, Daniel E. Gold, Edward H. West, Robert S. Wiesenthal and Michael J. Wolf meet the Independence Standards and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange.  We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

•                                          Audit Committee.  The Audit Committee consists of Daniel E. Gold, Chairman, David J. Berkman and Edward H. West.  The Audit Committee met five times in 2007.  A copy of the Amended and Restated Audit Committee Charter is posted on the Corporate Governance page of our website located at www.entercom.com.  Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.  No audit committee member simultaneously serves on the audit committees of more than three public companies.

Audit Committee Financial Expert.  Our Board of Directors has determined that Edward H. West is an Audit Committee Financial Expert.  Mr. West is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

•                                          Compensation Committee.  The Compensation Committee consists of David J. Berkman, Chairman, Edward H. West and Robert S. Wiesenthal.  The Compensation Committee met five times in 2007.  A copy of the Amended and Restated Compensation Committee Charter is posted on the Corporate Governance page of our website located at www.entercom.com.  Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers.  The responsibilities of the Compensation Committee also include administering and interpreting our Employee Stock Purchase Plan and the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards under the Entercom Equity Compensation Plan.  A narrative description of our Committee’s processes and procedures for the consideration and determination of executive and director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee Interlocks And Insider Participation.  None of the members of the Compensation Committee was at any time one of our officers or employees.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

•                                          Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee consists of Edward H. West, Chairman, David J. Berkman and Robert S. Wiesenthal.  The Nominating/Corporate Governance Committee met two times in 2007.  A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on the Corporate Governance page of our website located at www.entercom.com.

The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates.  The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders.  Shareholders should submit any such recommendations to our Corporate Secretary.  In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2009 Annual Meeting.”

The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that the Committee believes must be met by a Committee-recommended nominee for a position on our Board of Directors.  While the Nominating/Corporate Governance Committee has not established any specific qualities or skills that the Committee believes are necessary for one or more of our Directors to possess, the Committee may consider the following criteria in recommending candidates for election to our Board of Directors: (i) experience in corporate management, such as serving or having served as an officer of a publicly-held company; (ii) experience in the media, communication and/or radio broadcasting industries; (iii) experience as a board member of another publicly-held company; (iv) academic expertise in the media, communication and/or radio broadcasting industries or in specific areas of our operations; and (v) financial experience necessary to assist in meeting our corporate governance requirements.

The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders.  In addition, the Committee has in the past retained the services of a professional search firm to identify prospective candidates.  The Committee does not have a formal review policy for prospective Committee-recommended nominees.

Each of the nominees, other than Michael J. Wolf, was elected by the shareholders at the previous annual meeting of shareholders.  Mr. Wolf was recommended to the Nominating/Corporate Governance Committee by David J. Berkman, one of our Directors.  The Board of Directors elected Mr. Wolf as a director as of February 12, 2008.

•                                          Executive Committee.  The Executive Committee consists of Joseph M. Field, Chairman, David J. Field and David J. Berkman.  The Executive Committee did not meet in 2007.  The Executive Committee has the authority to approve, upon unanimous consent of such committee, acquisitions and expenditures for certain radio and radio related synergistic investments subject to pre-defined size limits.

Director Meeting Attendance.

•                                          Committee and Board Meetings.  Each director attended at least 75% of the aggregate of the meetings of both our Board of Directors and the meetings of the committee(s) on which such director served during 2007.

•                                          Annual Shareholders’ Meetings.  We do not maintain a policy regarding director attendance at the Annual Meeting of shareholders.  At the 2007 Annual Meeting of shareholders, all of the Directors elected at such meeting were present.

Non-Management Directors

•                                          Meetings.  Our non-management Directors meet at regularly scheduled executive sessions.  At these meetings, one Director presides.  The role of presiding Director rotates among the chairpersons of the following committees of our Board of Directors, in the following order: (i) Nominating/Corporate Governance Committee, (ii) Compensation Committee, and (iii) Audit Committee; provided that, if any such chairperson is absent, then such absent Director is skipped in the rotation and the next chairperson in the foregoing order serves as the presiding Director at such meeting.

•                                          Communications With Non-Management Directors.  We have established a process for interested parties to make their concerns known to the non-management Directors.  See below under “Communications With Directors.”

Communications With Directors

We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual director(s).  Specifically, any interested party desiring to so communicate can either: (i) Send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c o m”.  In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or  (ii) Send a letter to Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communication.  Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is distributed in print form to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding those persons currently serving as our Named Executive Officers. Biographical information on David J. Field, our President and Chief Executive Officer, Joseph M. Field, our Chairman, and John C. Donlevie, our Executive Vice President, Secretary and General Counsel, is included above in the section entitled “Board of Directors’ Nominees For Other Directors.”

Name And Title	Age	Prior Business Experience

David J. Field President and Chief Executive Officer	45	See “Board of Directors Nominees For Other Directors” above.

Joseph M. Field Chairman of the Board	76	See “Board of Directors Nominees For Other Directors” above.

Stephen F. Fisher Executive Vice President - Operations and Chief Financial Officer Principal Financial Officer	55

Stephen F. Fisher has served as our Chief Financial Officer since 1998 and our Executive Vice President - Operations since December 2007. He also served as our Executive Vice President from 2000 to 2007 and Senior Vice President from 1998 to 2000. Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania. From 1978 to 1994, Mr. Fisher held numerous operational and financial management positions with Westinghouse Broadcasting Company (now part of CBS, Inc.), including the positions of Corporate Executive Vice President, General Manager of their Los Angeles news radio station and Controller of the Radio Group. He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina. Mr. Fisher presently serves on the board of directors of Knoll, Inc. and iBiquity Digital Corporation.

John C. Donlevie Executive Vice President, Secretary and General Counsel	61	See “Board of Directors Nominees For Other Directors” above.

Eugene D. Levin Vice President, Treasurer & Controller Principal Accounting Officer	57

Eugene D. Levin currently serves as our Principal Accounting Officer (since February 2007), Vice President (since May 2006), Controller (since 1977), Treasurer (since 1988) and Assistant Secretary (since 1988). Prior to joining us, Mr. Levin was a senior accountant for Laventhal and Horwath, and an operational/financial auditor and divisional controller for After-Six Inc. Mr. Levin has a B.S. from Pennsylvania State University and is a certified public accountant. Mr. Levin currently serves on the board of directors of the Radio Music Licensing Committee and the Delaware Valley Earth Force (which is an affiliate of Earth Force, Inc., a national 501(c) (3) non-profit environmental education organization).

TRANSACTIONS WITH RELATED PERSONS

2007 Transactions.

During 2007 there were no, and there are no currently proposed transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 401(b) of regulation S-K.

Policies And Procedures For The Review, Approval, Or Ratification.

Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, adopted a Related Party Transactions Policy.  This policy provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

For purposes of the policy:

—                                         an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

—                                         a “Related Party” is any: (i) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) beneficial owner of greater than 5 percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family member include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Nominating and Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting.  In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions.

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $100,000.  These transactions include:

—                                         Employment of executive officers;

—                                         Director compensation;

—                                         Certain transactions with other companies;

—                                         Certain charitable contributions;

—                                         Transactions where all shareholders receive proportional benefits; and

—                                         Transactions involving competitive bids.

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW.  The Compensation Committee (or “Committee”) of our Board of Directors consists of David J. Berkman, (Chairman), Robert S. Wiesenthal and Edward H. West.  Our Committee is responsible for managing and annually reviewing all annual bonus, long-term incentive compensation, equity compensation, employee pension and welfare benefit plans.  For executive officers, our Committee evaluates performance and determines compensation policies and levels.  Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) annual discretionary incentive bonuses of both cash and equity; and (iii) other compensation such as employee benefit plans including our 401(K) plan, employee stock purchase plan, deferred compensation plan, health insurance and life/disability insurance.  Our executive officer compensation programs are designed to motivate our executive officers and management employees to attain financial, operational and strategic objectives.  These programs generally provide incentives to achieve both annual and longer-term objectives.  In making compensation determinations, we assess the performance of our business and executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also aligning the financial goals of our executives and management with those of our shareholders.  To ensure that pay is competitive, we regularly compare our pay practices with those of our competitors and the general competitive market for executive talent.  We also consider the performance of our business as compared to the performance of our competitors.

PROCESS.  Our Committee meets on a regularly scheduled basis at least two times per year (as required under its charter) and typically more frequently as our Committee deems necessary or desirable.  In 2007, our Committee met five times.  Members of our Committee also discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year.  This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more easily made at such meetings.

Although no formal process for compensation determination is prescribed in our Committee’s charter or otherwise, an informal process has evolved.  While our Committee is involved in compensation considerations throughout the year, the process for annual compensation changes and incentive compensation grants typically includes a management report and recommendation.  Specifically, following the end of each year, our Chief Executive Officer presents a report to our Committee which highlights our achievements as a company as well as the achievements of our Chief Executive Officer during the preceding year.  Our Chief Executive Officer then provides our Committee with a recommendation for: (i) Chief Executive Officer compensation; (ii) senior management compensation; and (iii) a level of authority for our Chief Executive Officer to make annual equity compensation grants to other management and key employees.

The process for compensation determination also involves our Committee’s consideration of peer compensation levels.  While our Committee does not have a policy regarding benchmarking, our Committee does consider peer compensation when establishing our compensation levels.

Our Committee also receives a report which details compensation previously earned by senior management.  For example, in 2008, our Committee considered a summary of compensation during the previous three years.

Once having received and considered the various pieces of information, reports and presentations described above, our Committee then meets without management present to consider the appropriate level of compensation.  Our Committee sets the compensation of our Chief Executive Officer as well as the other named executive officers.

Finally, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants.

ELEMENTS OF COMPENSATION.

Base Salary.  In setting base salaries for our Named Executive Officers, our Committee generally considers the experience of the individual, the scope and complexity of the position, our size and the compensation paid by our competitors.  In particular, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that we and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions.  We attempt to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

We are party to an employment agreement with each of our Named Executive Officers, other than Eugene D. Levin.  Specifically, we have employment agreements with: (i) David J. Field, Chief Executive Officer; (ii) Joseph M. Field, Chairman; (iii) Stephen F. Fisher, Executive Vice President - Operations and Chief Financial Officer; and (iv) John C. Donlevie, Executive Vice President and General Counsel.  Each of these agreements provides for a contractual level of base salary.

Incentive Compensation.  Our Committee has historically utilized two forms of incentive compensation: cash and equity awards.  The cash component is designed to convey an immediate recognition of services performed by the recipient, while the equity component is tied to vesting requirements and is designed to not only compensate for past service but to also motivate and retain the recipient.

—                                         Cash Bonus Awards.  All of our Named Executive Officers (to the extent they are not already entitled to receive a bonus under their respective employment agreements) are eligible to receive bonuses which are determined after a review of our overall performance as well as the individual performance of each such executive officer.  For 2007, each Named Executive Officer (other than Joseph M. Field) received a discretionary cash bonus as described in the Summary Compensation Table and below in this Compensation Discussion and Analysis under the heading “Named Executive Officer Compensation.”

Our Committee has significant flexibility in awarding cash bonuses.  The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors that our Committee deems appropriate, including our overall performance, the individual executive’s performance, the business environment which existed during the year and any extraordinary events that arose during the course of the year.  We believe this flexibility and our history of appropriately rewarding performance provide a strong incentive to our executive officers to perform in a manner that will allow us to achieve our corporate objectives.

—                                         Equity Compensation.  To promote our long-term objectives, the Entercom Equity Compensation Plan permits awards to our employees, employees of our subsidiaries, non-employee directors and certain advisors and consultants who are in a position to make a significant contribution to our long-term success.  Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards.  In order to ensure that restricted stock grants achieve the desired effect of serving as long term incentive compensation, our Committee generally utilizes a vesting schedule pursuant to which shares vest: 50% - two years from the grant date; 25% - three years from the grant date and the remaining 25% - four years from the grant date.

Historically, we utilized stock options as our primary form of long-term incentive compensation.  On January 1, 2006, however, we adopted SFAS No. 123R, as revised, “Share Based Compensation,” which requires the measurement and recognition of compensation expense for all share based awards made to employees and directors including employee stock options and employee stock purchase plan purchases based on estimated fair values.  In 2006, after consideration of this accounting change, together with our business objectives and industry trends in equity compensation, we re-evaluated our equity compensation strategy and shifted towards grants of restricted stock as opposed to options.  During 2006, we granted no options.  During 2007, however, we did grant options to our Chief Executive Officer and Chief Financial Officer.

The number of shares available for issuance under the Entercom Equity Compensation Plan increases by 1.5 million shares, or a lesser number as may be determined by our Board of Directors, each year on January 1st.  Our Board of Directors elected to forego the January 1, 2007 and January 1, 2008 automatic annual increases of 1.5 million shares under the Entercom Equity Compensation Plan.

—                                         Determination of Incentive Compensation.  In order to determine the cash and equity incentive compensation for our senior executive officers (including David J. Field, our Chief Executive Officer), our Committee considered a number of factors including those detailed below.

(i)                                     Our Committee considered our operating performance, noting the fact that our revenue growth substantially exceeded our peer group of radio station operators during calendar year 2007.  Specifically, our same-station revenue increased by less than 1% compared to an estimated decrease of 2.1% for selected peers.  This estimate was as of January 9, 2008 and the average is based upon a simple average of our peer group.  For purposes of the foregoing, the peer group included: Beasley Broadcast Group Inc., CBS Radio, Clear Channel, Citadel Broadcasting Corporation, Cox Radio, Inc., Cumulus Media, Inc., Emmis Communications Corp. and Radio One, Inc.  In addition, with respect to our operating performance, our Committee noted our significant gains in our share of revenue within our various markets during 2007.

(ii)                                  Our Committee considered that our Free Cash Flow Per Share increased to $2.38 in 2007 from $2.31 in 2006.  This represents a 2.7% increase from 2006.  We calculate Free Cash Flow as operating income: (a) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), loss on impairment and income from discontinued operations before depreciation and amortization expense and income taxes; and (b) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid (refunded) and capital expenditures.  To calculate Free Cash Flow Per Share, we divide Free Cash Flow by Weighted Average Shares - Diluted.

(iii)                               Our Committee considered our operating performance versus our 2007 business plan.  In this regard, our Committee recognized that while a number of the budgetary objectives were not achieved, the 2007 advertising environment was weaker than expected, which created a more difficult marketplace.  Specifically, our 2007 business plan was based upon an assumption of 3% industry growth compared to an estimated actual industry decline of 2% (as of January 9, 2008).  In this context the Committee noted that our operating performance, evidenced by a slight increase in same station net revenue, exceeded the general industry decline.

(iv)                              Our Committee considered our capital structure management including the completion of a new $1.1 billion credit facility during 2007.  The Committee noted the highly attractive pricing grid rate and other favorable terms of the 2007 credit facility.

(v)                                 Our Committee considered the exchange agreement with Bonneville International Corporation pursuant to which we are acquiring three stations in San Francisco, California in exchange for four stations in Cincinnati, Ohio and three stations in Seattle, Washington.

(vi)                              Our Committee considered the monetization of certain non-strategic assets highlighted by: (a) our agreement to sell KLQB-FM (formerly KXBT-FM) in Austin, Texas for $20 million; and (b) our agreement to sell KTRO(AM)  (formerly KKSN(AM)) in Portland, Oregon for at least $4.2 million.

(vii)                           Our Committee considered our initiatives to enhance shareholder value including: (a) our share repurchases of $55 million; and (b) our dividends paid during 2007 of $1.52 per share.

(viii)                        Our Committee considered our efforts towards further Digital growth including enhancements to content, sales and infrastructure / technology platforms.  The Committee noted that digital revenues increased more than 100% during 2007.

(ix)                                Our Committee considered management’s 2007 performance in the context of our employees, culture and leadership.  Our Committee noted that for 2007, we enhanced our organizational capacity by adding personnel in marketing solutions, digital and communications and increased proprietary training support.  We experienced no meaningful voluntary departures from our management team in 2007.

(x)                                   Our Committee considered management’s 2007 stewardship of our existing brands and content, as well as the development and launch of a number of new and enhanced brands.

—                                         Determination of CEO Incentive Compensation.  In addition to the factors detailed above, at the beginning of calendar year 2007, our Committee identified certain goals and objectives relating to the performance of our Chief Executive Officer, David J. Field.  Specifically, for 2007 our Committee identified a number of goals and objectives as follows:

-  50% of Mr. Field’s bonus for 2007 was based upon our actual performance with respect to the following metrics:

~                 Achieving our 2007 business plan

~                 Exceeding peer group operating performance with respect to: (i) market share; (ii) same-station revenue growth; and (iii) same-station operating income (also known as same station Broadcast Cash Flow or BCF) growth.

~                 Exceeding peer group stock performance.

~                 Achieving 2007 Free Cash Flow Per Share goal (exclusive of extraordinary events).

For purposes of this analysis we considered a peer group of public companies whose principal business is the operation of radio stations.  This group includes: Cox Radio, Inc., Emmis Communications Corp., Citadel Broadcasting Corporation and Cumulus Media, Inc.

-  25% of Mr. Field’s bonus for 2007 was based upon enhancing shareholder value through: (i) acquisitions, divestitures, and station exchanges; (ii) monetizing non-strategic assets; and (iii) capital structure management.

-  25% of Mr. Field’s bonus for 2007 was based upon the enhancement of future growth potential through operational initiatives and improvements, with particular attention to: (i) digital platforms; (ii) business development capabilities; (iii) new and enhanced brands; (iv) leadership / people; and (v) industry initiatives and leadership.

In order to assist our Committee in determining the level of Mr. Field’s incentive compensation for 2007, our Committee met with Mr. Field to review his performance in light of such goals and objectives.  In conducting such a review, our Committee considered the specific target levels against our actual results and Mr. Field’s performance.  Many of these considerations are discussed above under “Determination of Incentive Compensation.”

It is worth noting that our Committee did not adopt, nor did it employ, any objective quantifiable standards.  Instead, the analysis was based upon a subjective consideration of the relevant factors identified for consideration in 2007.  For example, the Committee identified achieving 2007 free cash flow per share goal as a component to be considered.  In considering this metric, the Committee noted that while we did not achieve our 2007 goal, the Company did realize an increase in free cash flow per share, which the Committee viewed positively given difficult 2007 economic conditions.  Pursuant to his employment agreement, Mr. Field was eligible for a bonus of up to $836,000 (representing 110% of his base salary).  In awarding Mr. Field a bonus of $600,000, the Committee noted that the bonus represented approximately 72% of his contractual bonus potential.

In addition to Mr. Field’s stewardship during 2007 (as outlined above under Determination of Incentive Compensation), our Committee recognized that Mr. Field was actively engaged in and helped lead a number of industry initiatives benefiting the Company and the radio industry generally during 2007, including serving as Chairman of the NAB Radio Board of Directors through June 2007.  Further, the Committee noted that for the second consecutive year, Mr. Field was named by Institutional Investor magazine as among “The Best CEOs in the Country” and was the top CEO recognized in the category of Radio and TV Broadcasting.

Other Compensation.  Our Committee has provided for a number of additional elements of benefit based compensation.  These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(K) and employee stock purchase plan); (ii) providing for the health and welfare of our employees and their families (e.g., our employee benefit plans); (iii) conveying a level of security in the context of any possible change of control (e.g. our general severance policy as well as any employee specific agreed upon severance or change of control agreements); and (iv) providing executives with an appropriate level of perquisites (e.g. our aircraft usage policy and car allowances).

-  Employee Stock Purchase Plan.  We maintain an Employee Stock Purchase Plan which is generally available to all of our full-time employees.  Executive officer participation in these plans is on the same basis as our other employees.  Under our Employee Stock Purchase Plan, employees are permitted to participate in the purchase of stock through a plan administrator four times a year at a 15% discount to the NYSE market price.  All of our Named Executive Officers other than David F. Field and Joseph M. Field participate in our Employee Stock Purchase Plan.

-  401(K) Plan.  We maintain a 401(K) Plan which is generally available to all of our full-time employees.  Executive officer participation in this plan is on the same basis as our other employees.  Our 401(K) Plan includes a matching component with contributions vesting 20% per year for each year of service, such that after five years an employee is 100% vested in our matching contributions.  All of our Named Executive Officers participated in our 401(K) Plan.

-  Deferred Compensation Plans.  We maintain deferred compensation plans for our non-employee directors as well as our management employees.  Under each plan, participants are permitted to defer a portion of their income for specific time periods.  Our obligations under such plans are unsecured.  Under our management employee deferred compensation plan, we will match employees’ contributions of up to 4% of an employee’s compensation at a rate of fifty cents on the dollar.  Our matching contributions vest 20% per year for each year of service, such that after five years an employee is 100% vested in our matching contributions.  All of our Named Executive Officers other than David F. Field and Joseph M. Field participate in our Deferred Compensation Plan.

-  Employee Benefit Plans.  We have a number of benefit plans which are applicable to all of our full time employees.  These benefits include Medical Insurance, Dental Plan, Voluntary Short-Term Disability Insurance, Long-Term Disability Plan, Life Insurance and Accidental Death and Dismemberment Insurance Plans, MEDEX Travel Assist Program, and a Voluntary Vision Insurance Plan.  All of our executive officers participate in these plans on the same basis as our other employees except that we pay such medical insurance premiums in full.

-  Severance and Change-of-Control Benefits.  We have a severance policy which is applicable to all of our employees.  Under this policy, full-time employees are eligible for up to fifteen weeks severance (subject to certain requirements).  John C. Donlevie and Eugene D. Levin are eligible to participate in our severance policy.  Our employment agreements with David J. Field, Joseph M. Field and Stephen F. Fisher govern severance for such officers.  In addition, each of these agreements contain provisions which are effective upon a change of control.  The applicable severance and change of control provisions for each such officer is described below.

-  Personal Aircraft Usage.  We have an interest in two aircraft through a fractional ownership program which operates the aircraft under the FAA Commercial Part 135 Rules.  As permitted by the aircraft operator, we permit our Chairman, CEO/President and other executive officers approved by our CEO/President to use the aircraft for personal use, subject to the terms of our Aircraft Usage Policy.  Under this policy, our executives must pay directly to the aircraft operator (for our account) all usage and other incremental charges relating to any such flight(s).  While the usage of the aircraft is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives each pay the aircraft operator (for our account) an amount at least equal to our incremental cost for each flight.

-  Car Allowance.  Each of our Named Executive Officers is provided with either a car allowance or use of a company-owned vehicle.

TAX ISSUES RELATING TO EXECUTIVE COMPENSATION.  Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers (excluding our Chief Financial Officer).  Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders).  While our Board desires to maximize our tax deductions, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if our Committee determines that such action is in the best interest of us and our shareholders, even if such action may result in some loss of deductibility.  An aggregate of approximately $1.2 million in compensation expense in 2007 was over the Section 162(m) limits and therefore not deductible for tax purposes.

SECURITY OWNERSHIP REQUIREMENTS / GUIDELINES.  The Corporate Governance Guidelines adopted by our Board encourage directors to purchase shares of our stock.  Our Board, however, recognizes that the number of shares of our stock owned by any director is a personal decision, and our Board determined not to adopt a policy requiring ownership by Directors of a minimum number of our shares.  Similarly, we do not have a requirement relating to Named Executive Officer ownership of our shares.

NAMED EXECUTIVE OFFICER COMPENSATION.

David J. Field, President and Chief Executive Officer.  Our Principal Executive Officer is David J. Field.  Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated August 2, 2007. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension.  Mr. Field’s employment agreement provides for an annual base salary of $760,000, subject to annual increase based upon the percentage increase in the Consumer Price Index for all Urban Consumers, and for an annual performance-based bonus of up to 110% of his annual base salary.  Mr. Field’s salary for the year 2007 was $746,032.  In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.

—                                         Incentive Compensation.  On August 2, 2007, we entered into an employment agreement with David J. Field.  Mr. Field’s agreement provided for a grant of options to purchase 400,000 shares of our Class A Common Stock pursuant to the Entercom Equity Compensation Plan which will vest at a rate of 25% of the total number of options subject to the grant on each anniversary of the date of grant.  The exercise price of these options, as calculated pursuant to this agreement, is $23.87, which is approximately 14% greater than the NYSE closing price of our common stock on the grant date. In addition, this agreement provided for an initial grant of 112,500 shares of restricted stock units pursuant to the Entercom Equity Compensation Plan which will vest on the achievement of certain total shareholder return targets (described below).  The vesting of this initial grant of 112,500 shares of restricted stock units is contingent upon shareholder approval of an amendment to Section 3(c) of the Entercom Equity Compensation Plan to include Total Shareholder Returns as a “Performance Criteria” pursuant to such plan (See Proposal 3).  Specifically, these 112,500 shares of restricted stock units will vest on June 30, 2010 if our shareholder return, as adjusted for dividends declared, meets certain criteria for the period from July 1, 2007 through June 30, 2010, as follows:

(A)                              One-half of the shares vest if our shareholder return exceeds the shareholder return of a peer group of other broadcasting companies including Cox Radio, Inc., Emmis Communications Corp., Citadel Broadcasting Corporation and Cumulus Media, Inc.  If two or more of the companies cease to be a publicly traded company, then certain other broadcasting companies are added;

(B)                                One-fourth of the shares vest if our shareholder return exceeds the average shareholder return of the companies listed on the S&P 500 during the same period; and

(C)                                One-fourth of the shares vest if our shareholder return is in the top quartile of the shareholder return for the companies listed on the S&P 500 during the same period.

In addition, in recognition of his services during 2007, and in light of the considerations described above, on January 8, 2008, our Committee awarded Mr. Field: (i) an equity award of 37,500 restricted stock units which vest over four years; and (ii) a discretionary cash bonus of $600,000.

—                                         Termination / Severance Compensation.  If Mr. Field’s employment is terminated by us without cause (as defined in his agreement) or he resigns for good reason (as defined in his agreement) prior to the execution of a binding agreement which would result in a change in control if consummated or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement.  If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards shall become fully vested, and we shall pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period.  We shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to 18 months.  Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we shall make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to 18 months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards shall become fully vested and exercisable.

Joseph M. Field, Chairman of the Company.  Joseph M. Field serves as our Chairman pursuant to an employment agreement dated August 2, 2007.  This agreement provides that for so long as Mr. Field serves as the Chairman of our Board of Directors, he shall receive an annual retainer in an amount equal to three times the annual retainer payable to non-employee members of the Board of Directors, as in effect from time to time.  This annual retainer shall be payable either in cash or in restricted stock units which vest over the one year period following the date of grant.  For the period from January 1, 2007 though June 30, 2007, Mr. Field received $281,563 in base compensation while from July 1, 2007 through December 31, 2007, as a result of his new employment agreement, Mr. Field received $52,500 in base compensation.  Additionally, we shall grant him annual equity compensation awards of the same type and for an underlying number of shares equal to three times the number of shares underlying the awards granted to each non-employee member of the Board of Directors pursuant to our non-employee director compensation policies as in effect from time to time.  Under this employment agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers.  Further, Mr. Field and his spouse are also entitled to medical insurance coverage for the duration of their respective lives.

—                                         Incentive Compensation.  Mr. Field did not receive any incentive compensation for 2007.

—                                         Termination / Severance Compensation.  If Mr. Field ceases to serve as Chairman of our Board of Directors for any reason other than a removal from his position as Chairman of the Board for cause (as defined in the agreement), all of his outstanding equity awards and rights shall become vested, exercisable and payable with respect to all of the equity subject thereto.  In the event that Mr. Field dies or becomes disabled, he shall be deemed to have completed his then current term on the Board of Directors and we shall pay him or his estate a lump sum payment equal to his then current annual retainer.  In addition, upon his termination of employment for any reason, we shall provide for continued medical insurance coverage for him and his spouse for the duration of their respective lives.  Finally, Mr. Field’s agreement provides that in the event that any payments made pursuant to the agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we agree to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 280(g) of the Internal Revenue Code.

Stephen F. Fisher, Executive Vice President - Operations and Chief Financial Officer.  Our Principal Financial Officer is Stephen F. Fisher.  Mr. Fisher serves as our Executive Vice President - Operations and Chief Financial Officer pursuant to an employment agreement dated December 19, 2007.  This agreement has an initial term of approximately three years (through February 28, 2011) with automatic one year extensions following the initial term unless either party provides at least 120 days prior notice of non-renewal.  Mr. Fisher’s salary for the year 2007 was $495,833.  Effective March 1, 2008, the agreement provides for an annual base salary of $540,000, subject to future annual increases based upon Consumer Price Index for all Urban Consumers.  The agreement provides for an annual cash bonus of up to $375,000 with respect to 2007 and $400,000 with respect to 2008, with a CPI-U adjustment for subsequent years during the term.  In addition, Mr. Fisher is eligible to participate in our benefit plans generally available to our officers as described above.

—                                         Incentive Compensation.  On December 19, 2007, we entered into an employment agreement with Mr. Fisher.  The agreement provided for a grant of options to purchase 150,000 shares of our Class A Common Stock pursuant to the Entercom Equity Compensation Plan which vest 25% per year commencing February 28, 2009.  The exercise price of these options is the NYSE closing price of our common stock on December 20, 2007.  In addition, the agreement provided for a grant of 130,000 shares of restricted stock units pursuant to the Entercom Equity Compensation Plan.  One-third (1/3rd) of these shares of restricted stock units will vest on each of the following dates: February 28, 2009, February 28, 2010, and February 28, 2011.  On the effective date of this agreement, Mr. Fisher held 35,000 shares of restricted stock units subject to vesting on the achievement of specified stock market prices for our Class A Common Stock.  Effective as of December 19, 2007, these shares were modified to provide for vesting on December 19, 2008.  In addition, on the effective date, Mr. Fisher held 80,000 shares of restricted stock units that were subject to vesting on varying dates.  Effective as of December 19, 2007, these shares were modified to provide for vesting on February 22, 2008.

In addition, in recognition of his services during 2007, and in light of the considerations described above, on January 8, 2008, our Committee awarded Mr. Fisher a discretionary cash bonus of $385,500, which included $13,500 paid to compensate Mr. Fisher for grants of restricted stock units held by him that vested in 2007, but which did not include a dividend equivalent.  By way of background, all of our restricted stock granted since April 6, 2006 included the right to received accumulated dividends upon vesting.

—                                         Termination / Severance Compensation.  Mr. Fisher’s employment agreement may be terminated by either party.  Specifically, Mr. Fisher may terminate the agreement for any reason effective on or after August 31, 2009 upon 120 days prior written notice.  We may terminate Mr. Fisher’s employment for cause or at our convenience.  In the event of termination by us for cause, our obligations under the agreement cease.  In the event of a termination by us without cause, we must pay Mr. Fisher a one-time bonus of $400,000, plus an amount equal to the annual bonus paid in the immediately preceding year prorated from January 1 through the termination date.  In addition, we must continue to pay the salary and auto allowance for a specified period.  Further, all grants of options and restricted stock made through the effective date of termination continue to vest through February 28, 2011 and such option may be exercised for a specified period.

John C. Donlevie, Executive Vice President, Secretary and General Counsel.  John C. Donlevie serves as our Executive Vice President, Secretary and General Counsel pursuant to an employment agreement dated December 23, 1998.  Mr. Donlevie’s salary for the year 2007 was $319,595.  In addition, Mr. Donlevie is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

—                                         Incentive Compensation.  In recognition of his services during 2007, and in light of the considerations described above, on January 8, 2008, our Committee awarded Mr. Donlevie: (i) a discretionary equity award of 12,500 restricted stock units which vest over four years and options to purchase 6,250 shares of our Class A Common Stock at a price of $11.31 per share which vest in four equal annual installments beginning on January 8, 2009; and (ii) a discretionary cash bonus of $132,500.

Eugene D. Levin, Vice President, Treasurer and Controller.  Eugene D. Levin serves as our Vice President, Treasurer, Controller and Principal Accounting Officer.  Mr. Levin’s salary for the year 2007 was $184,500.  In addition, Mr. Levin is eligible to participate in our benefit plans generally available to our officers as described above.

—                                         Incentive Compensation.  In recognition of his services during 2007, and in light of the considerations described above, on January 8, 2008, our Committee awarded Mr. Levin: (i) a discretionary equity award of 3,500 restricted stock units which vest over four years and options to purchase 1,750 shares of our Class A Common Stock at a price $11.31 per share which vest in four equal annual installments beginning on January 8, 2009; and (ii) a discretionary cash bonus of $35,000.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during 2007 and 2006:

$		(amounts in dollars)
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
David J. Field	2007	$746,032	$600,000	$1,832,951	$114,694	—	—	$32,661	(2)	$3,326,338
President and Chief Executive Officer	2006	$717,423	$600,000	$1,496,774	—	—	—	$29,076	(3)	$2,843,273
Joseph M. Field	2007	$334,063	—	—	—	—	—	$38,358	(4)	$372,421
Chairman of the Board	2006	$551,864	—	—	—	—	—	$36,376	(5)	$588,240
Stephen F. Fisher	2007	$495,833	$388,500	$1,668,483	$1,334	—	—	$42,925	(6)	$2,597,075
Executive Vice President - Operations and Chief Financial Officer	2006	$470,833	$375,000	$916,032	—	—	—	$43,383	(7)	$1,805,248
John C. Donlevie	2007	$319,595	$132,500	$313,533	—	—	—	$33,766	(8)	$799,394
Executive Vice President, Secretary and General Counsel	2006	$309,044	$132,500	$263,549	—	—	—	$35,496	(9)	$740,589
Eugene D. Levin	2007	$184,500	$35,000	$33,718	—	—	—	$28,018	(10)	$281,236
Vice President, Treasurer and Controller	2006	$177,500	$30,000	$6,863	—	—	—	$25,381	(11)	$239,744

(1)                                 Please refer to a discussion of the assumptions used in the valuation of awards in the notes to the consolidated financial statements included with the filing of our 2007 Annual Report on Form 10-K filed on February 22, 2008 and our 2006 Annual Report on Form 10-K filed on February 28, 2007.

(2)                                 All other compensation includes: $22,575 for medical insurance premiums; and $6,600 as a contribution by us under a 401K plan.

(3)                                 All other compensation includes: $19,291 for medical insurance premiums; and $6,600 as a contribution by us under a 401K plan.

(4)                                 All other compensation includes: $17,188 for medical insurance premiums; $14,400 as an automobile allowance; and $6,600 as a contribution by us under a 401K plan.

(5)                                 All other compensation includes: $14,979 for medical insurance premiums; $14,400 as an automobile allowance; and $6,600 as a contribution by us under a 401K plan.

(6)                                 All other compensation includes: $18,000 as an automobile allowance; $17,395 for medical insurance premiums; and $6,600 as a contribution by us under a 401K plan.

(7)                                 All other compensation includes: $18,000 as an automobile allowance; $17,747 for medical insurance premiums; and $6,600 as a contribution by us under a 401K plan.

(8)                                 All other compensation includes: $22,575 for medical insurance premiums, $6,600 as a contribution by us under a 401K plan and $3,400 for the personal use of a Company provided automobile.

(9)                                 All other compensation includes: $19,291 for medical insurance premiums; $8,460 for the personal use of a Company provided automobile; and $6,600 as a contribution by us under a 401K plan.

(10)                           All other compensation includes: $17,395 for medical insurance premiums; $5,680 as a contribution by us under a 401K plan; and $4,013 for the personal use of a Company provided automobile.

(11)                           All other compensation includes: $14,979 for medical insurance premiums; $5,505 as a contribution by us under a 401K plan; and $4,013 for the personal use of a Company provided automobile.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning compensation equity awards granted to each of our Named Executive Officers during 2007:

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock		All Other Stock Awards: Number of Securities Underlying		Base Price	Estimated Future	Fair Value of Award On Date Of
Name	Date	Threshold	Target	Maximum	Target		Or Units		Option		of Awards	Payment (1)	Grant
		($)			(#)						($ /Share)	$	($ /Share)
David J. Field	1/29/2007	—	—	—	—		65,000	(2)	—			$889,850	$27.94	(3)
	8/2/2007	—	—	—	112,500	(4)	—		—			$1,540,125	$8.70	(5)
	8/2/2007	—	—	—	—		—		400,000	(6)	$23.87		$2.78	(7)
Stephen F. Fisher	1/29/2007	—	—	—	—		35,000	(8)	—			$479,150	$27.94	(3)
	12/19/2007	—	—	—	—		—	(9)	—			$479,150	$14.18	(9)
	12/20/2007	—	—	—	—		—		150,000	(10)	$14.83		$1.41	(7)
John C. Donlevie	1/29/2007	—	—	—	—		12,500	(2)	—			$171,125	$27.94	(3)
Eugene D. Levin	2/9/2007	—	—	—	—		3,500	(2)	—			$47,915	$29.87	(3)

(1)                    The estimated future payment is computed based upon the closing price of our stock of $13.69 as of December 31, 2007, multiplied by the number of shares.

(2)                    The periods over which the restricted stock units vest are 50% two years from the grant date, 25% three years from the grant date and 25% four years from the grant date.

(3)                    The fair value was determined by using the value of our stock price on the date of grant.

(4)                    These awards (which are subject to shareholder approval of an amendment to our Equity Compensation Plan) vest on June 30, 2010 if our shareholder return, as adjusted for dividends declared, meets certain criteria for the period from July 1, 2007 through June 30, 2010.  The following presents the market characteristics of these grants: (A) One-half of the shares vest if our shareholder return exceeds the shareholder return of a peer group of other broadcasting companies such as Cox Radio, Inc., Emmis Communications Corp., Citadel Broadcasting Corporation and Cumulus Media, Inc.  If two or more of the companies cease to be a publicly traded company, then certain other broadcasting companies are added; (B) One-fourth of the shares vest if our shareholder return exceeds the average shareholder return of the companies listed on the S&P 500 during the same period; and (C) One-fourth of the shares vest if our shareholder return is in the top quartile of the shareholder return for the companies listed on the S&P 500 during the same period.

(5)                    For equity incentive plan awards, the fair value and expected term were determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk-free interest rate and expected dividends.  Please refer to the discussion of Share Based Compensation included in the notes to the consolidated financial statements that was included in our 10-K as filed on February 22, 2008.

(6)                    The options have a ten year term and vest in one-fourth installments at each grant date anniversary for four years.

(7)                    The options’ fair value was determined using the Black-Scholes method.  Please refer to the discussion of Share Based Compensation included in the notes to the consolidated financial statements that was included in our 10-K as filed on February 22, 2008.

(8)                    The restricted stock units, when originally granted on January 29, 2007, vest 50% two years from grant date, 25% three years from the grant date and 25% four years from grant date. In connection with the renewal of an employment agreement dated December 19, 2007, we modified these awards whereby 100% of these awards vest on February 22, 2008.  In addition, for 45,000 restricted stock units granted on April 6, 2006 that vest 50% on March 1, 2008, 25% on March 1, 2009 and 25% on March 1, 2010, we modified the service period whereby 100% of these awards will vest on February 22, 2008.  While not recognizing additional expense in connection with these modifications, we accelerated the recognition of the expense over the shorter vesting period.

(9)                    In connection with the renewal of an employment agreement dated December 19, 2007, we modified 35,000 restricted stock units that were granted on April 6, 2006.  The awards were modified to remove the market conditions (the achievement of specified stock market prices for our Class A Common Stock by specified dates) and to accelerate the vesting period to December 19, 2008.  In accordance with modification accounting under the provisions of SFAS 123R, we recognized additional compensation expense of $14.18 per share over the modified vesting period.

(10)              The options have a ten year term and vest in one-fourth installments on each one year anniversary beginning with the first anniversary of February 28, 2009.

NARRATIVE DISCLOSURES

Employment Agreements

David J. Field.  On August 2, 2007, we entered into an employment agreement with David J. Field, pursuant to which Mr. Field serves as our President and Chief Executive Officer. This agreement has an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension.  This agreement provides for an annual base salary of $760,000, subject to annual increase based upon the percentage increase in the Consumer Price Index for all Urban Consumers, and for an annual performance-based bonus potential of up to 110% of his annual base salary.  In addition to initial equity grants described below under the heading 2007 Equity Awards, Mr. Field’s agreement provides for annual grants of 37,500 shares of restricted stock pursuant to the Entercom Equity Compensation Plan which will vest at a rate of 50% of the total number of shares subject to the grant on the second anniversary of the date of grant and 25% of the total number of shares subject to the grant on each subsequent anniversary of the date of grant.  Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers.  Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control.  See below under the heading  “Termination Or Change-In-Control Payments.”

Joseph M. Field.  On August 2, 2007, we entered into an employment agreement with Joseph M. Field, pursuant to which Mr. Field serves as our Chairman.  This agreement provides that for so long as Mr. Field serves as the Chairman of our Board of Directors, he shall receive an annual retainer in an amount equal to three times the annual retainer payable to non-employee members of the Board of Directors, as in effect from time to time.  This annual retainer shall be payable either in cash or in restricted stock units which vest over the one year period following the date of grant.  Mr. Field’s salary for the year 2007 was $334,063.  Additionally, we shall grant him annual equity compensation awards of the same type and for an underlying number of shares equal to three times the number of shares underlying the awards granted to each non-employee member of the Board of Directors pursuant to our non-employee director compensation policies as in effect from time to time.  Under this employment agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior Executive Officers.  Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control.  See below under the heading  “Termination Or Change-In-Control Payments.”

Stephen F. Fisher.  On December 19, 2007, we entered into an employment agreement with Stephen F. Fisher, pursuant to which Mr. Fisher serves as our Executive Vice President - Operations and Chief Financial Officer.  This agreement has an initial term of approximately three years (through February 28, 2011) with automatic one year extensions following the initial term unless either party provides at least 120 days prior notice of non-renewal.  Mr. Fisher’s salary for the year 2007 was $495,833.  Effective March 1, 2008, the Agreement provides for an future annual base salary of $540,000, subject to annual increases based upon Consumer Price Index for all Urban Consumers.  The Agreement provides for an annual cash bonus of up to $375,000 with respect to 2007 and $400,000 with respect to 2008, with a CPI-U adjustment for subsequent years during the term.  Mr. Fisher’s employment agreement contains provisions which apply in the event of a termination or change of control.  See below under the heading  “Termination Or Change-In-Control Payments.”

John C. Donlevie.  On December 23, 1998, we entered into an employment agreement with John C. Donlevie pursuant to which Mr. Donlevie serves as our Executive Vice President, Secretary and General Counsel.  Pursuant to this employment agreement, Mr. Donlevie’s salary for the year 2007 was $319,595.  The Board of Directors may approve additional salary, bonuses, equity awards, fees, or other compensation.  The employment agreement provides that Mr. Donlevie’s employment may be terminated at will by either party: (i) immediately, if good cause for termination exists; or (ii) upon thirty (30) days notice in the absence of good cause.

2007 Equity Awards

On January 29, 2007, we granted restricted stock units to David J. Field (65,000 shares), Stephen F. Fisher (35,000 shares) and John C. Donlevie (12,500 shares).  Such grants vest over 4 years as follows: (i) 50% - two years from the grant date; (ii) 25% - three years from the grant date; and (iii) the remaining 25% - four years from the grant date.

On February 9, 2007, we granted Eugene D. Levin 3,500 restricted stock units which vest over 4 years as follows: (i) 50% - two years from the grant date; (ii) 25% - three years from the grant date; and (iii) the remaining 25% - four years from the grant date.

On August 2, 2007, we entered into an employment agreement with David J. Field.  Mr. Field’s agreement provided for a grant of options to purchase 400,000 shares of our Class A Common Stock pursuant to the Entercom Equity Compensation Plan which vest at a rate of 25% per year.  The exercise price of these options, as calculated pursuant to this agreement, is $23.87, which is approximately 14% greater than the NYSE closing price of our common stock on the grant date. In addition, this agreement provides for an initial grant of 112,500 shares of restricted stock pursuant to the Entercom Equity Compensation Plan which will vest on the achievement of certain total shareholder return targets.

On December 19, 2007, we entered into an employment agreement with Stephen F. Fisher.  The Agreement provided for a grant of options to purchase 150,000 shares of our Class A Common Stock pursuant to the Entercom Equity Compensation Plan which vest 25% per year commencing February 28, 2009.  The exercise price of these options is the NYSE closing price of our common stock on December 20, 2007.  In addition, the Agreement provides for a grant of 130,000 shares of restricted stock pursuant to the Entercom Equity Compensation Plan.  One-third (1/3rd) of these shares of restricted stock will vest on each of the following dates: February 28, 2009, February 28, 2010, and February 28, 2011.  On the effective date of this Agreement, Mr. Fisher held 35,000 shares of restricted stock subject to vesting on the achievement of specified stock market prices for our Class A Common Stock.  Effective as of December 19, 2007, these shares were modified to provide for vesting on December 19, 2008.  Similarly, on the effective date, Mr. Fisher held 80,000 shares of restricted stock that were subject to vesting on varying dates.  Effective as of December 19, 2007, these shares were modified to provide for vesting on February 22, 2008.

All of the above described grants of restricted stock include the non-preferential right to receive a dividend equivalent amount upon vesting equal to the accumulated dividends payable on such shares while such shares were unvested.

OUTSTANDING EQUITY AWARDS TABLE

The following table provides summary information concerning outstanding equity awards as of December 31, 2007 for each of our Named Executive Officers:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan SAwards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option	Number of Shares Or Units of Stock That	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
Name	Exercisable	Unexercisable	Unexercisable	Price	Expiration Date	Have Not Vested	Vested (1)	Vested	Have Not Vested (1)
	(#)			($)		(#)	($)	(#)	($)
David J. Field	33,333	—	—	$18.00	1/27/2009	—	$—	—	$—
	100,000	—	—	$27.75	11/20/2010	—	—	—	—
	125,000	—	—	$35.05	11/8/2014	—	—	—	—
	—	400,000	—	$23.87	8/1/2017	—	—	—	—
						295,778	$4,049,201	110,000	$1,505,900
Joseph M. Field	55,555	—	—	$22.50	1/27/2009	—	—	—	—
	100,000	—	—	$27.75	11/20/2010	—	—	—	—
						15,445	$211,442	—	—
Stephen F. Fisher	19,000	—	—	$22.50	1/27/2009	—	—	—	—
	50,000	—	—	$27.75	11/20/2010	—	—	—	—
	200,000	—	—	$35.05	11/9/2014	—	—	—	—
	—	150,000	—	$14.83	12/19/2017	—	—	—	—
						156,056	$2,136,407	—	—
John C. Donlevie	55,556	—	—	$18.00	1/27/2009	—	—	—	—
	25,000	—	—	$27.75	11/20/2010	—	—	—	—
	25,000	—	—	$35.05	11/8/2014	—	—	—	—
						38,222	$523,529	20,000	$273,800
Eugene D. Levin	22,223	—	—	$18.00	1/27/2009	—	—	—	—
	5,000	—	—	$27.75	11/20/2010	—	—	—	—
	7,500	—	—	$35.05	11/8/2014	—	—	—	—
						6,317	$86,480	—	—

(1)                                  For purposes of computing the market value of the equity awards, we used the number of units reflected in the previous column, multiplied by the closing price of our stock of $13.69 on December 31, 2007.

OPTION EXERCISE AND STOCK VESTED TABLE

The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2007 for each of our Named Executive Officers:

	Option Awards		Stock Awards
Name	Option Awards Number of Shares Acquired on Exercise	Value Realized on Exercise	Stock Awards Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($ )	(#)	($ )

David J. Field	—	$—	26,611	$803,757

Joseph M. Field	—	—	15,444	$469,498

Stephen F. Fisher	—	—	21,055	$627,852

John C. Donlevie	—	—	5,722	$173,949

Eugene D. Levin	—	—	1,316	$40,006

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information concerning nonqualified deferred compensation activity during 2007 for each of our Named Executive Officers:

	(amounts in dollars)
Name	Aggregate Balance as of December 31, 2006	Executive Contributions in 2007 (1)	Company Contributions in 2007	Aggregate Earnings in 2007 (2)	Aggregate Withdrawals or Distributions	Aggregate Balance As of December 31, 2007 (3)

David J. Field	$—	$—	$—	$—	$—	$—

Joseph M. Field	—	—	—	—	—	—

Stephen F. Fisher	$220,438	$63,880	—	$19,616	—	$304,934

John C. Donlevie	$542,284	$171,061	—	$41,205	—	$754,550

Eugene D. Levin	$80,839	$24,283	—	$9,924	—	$115,046

(1)                                Under our nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.

(2)                                We determine earnings by providing the employee with a phantom account at a third party vendor who offers a selection of mutual funds.  Aggregate earnings are based upon the performance of the mutual funds.

(3)                                The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

•              David J. Field.  David J. Field’s employment agreement may be terminated by either party.  In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement.  If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards shall become fully vested, and we shall pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period.  We shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to 18 months.  Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we shall make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to 18 months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards shall become fully vested and exercisable.

•              Joseph M. Field.  If Joseph M. Field ceases to serve as Chairman of our Board of Directors for any reason other than a removal from his position as Chairman the Board for cause (as defined in the agreement), all of his outstanding equity awards and rights shall become vested, exercisable and payable with respect to all of the equity subject thereto.  In the event that Mr. Field dies or becomes disabled, he shall be deemed to have completed his then current term on the Board of Directors and we shall pay him or his estate a lump sum payment equal to his then current annual retainer.  In addition, upon his termination of employment for any reason, we shall provide for continued medical insurance coverage for him and his spouse for the duration of their respective lives.  Finally, Mr. Field’s agreement provides that in the event that any payments made pursuant to the agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we agree to make an additional payment to Mr. Field in an amount equal to two-thirds of the amount required to fully compensate him for the additional tax obligations arising under Section 280(g) of the Internal Revenue Code.

•              Stephen F. Fisher.  Mr. Fisher’s employment agreement may be terminated by either party.  Specifically, Mr. Fisher may terminate the Agreement for any reason effective on or after August 31, 2009 upon 120 days prior written notice.  We may terminate Mr. Fisher’s employment for cause or at our convenience.  In the event of termination by us for cause, our obligations under the agreement cease.  In the event of a termination by us without cause, we must pay Mr. Fisher a one-time bonus of $400,000, plus an amount equal to the annual bonus paid in the immediately preceding year prorated from January 1 through the termination date.  In addition, we must continue to pay the salary and auto allowance for a specified period.  Further, all grants of options and restricted stock made through the effective date of termination continue to vest through February 28, 2011 and may be exercised for a specified period.

•              John C. Donlevie and Eugene D. Levin.  Messrs. Donlevie and Levin are eligible to participate in our severance policy which is applicable to all of our employees.  Under this policy, full-time employees are eligible for up to fifteen weeks severance (subject to certain requirements).  Assuming a December 31, 2007 termination by us without cause: (i) John C. Donlevie would have received $93,159; and (ii) Eugene D. Levin would have received $54,370.

DIRECTOR COMPENSATION

During 2007, our non-employee Directors received an annual fee consisting of: (i) $35,000 payable in restricted stock units which vest over one year; provided that each non-employee director had the right to elect, on or before the date of grant, to receive $35,000 cash in lieu of restricted stock units; and (ii) 1,500 restricted stock units which vest 50% after 2 years, 25% after three years and 25% after four years.  In addition, each non-employee director received a fee of $2,000 for each Board meeting and $1,000 for each Committee meeting.  For services on their respective committees: (a) the chairman of the Compensation Committee received an additional payment of $6,000 per year; and (b) the chairman of the Audit Committee received an additional payment of $9,000 per year,

On February 12, 2008, we revised our non-employee Directors policy to provide that the annual retainer of $35,000 is to be paid quarterly in cash unless the director elects to receive such payment in the form of restricted stock.  We also revised the equity compensation component to include: (i) 2,000 shares of restricted stock which vest 50% after 2 years, 25% after three years and 25% after four years; and (ii) 1,000 options to purchase Class A Common Stock which vest 25% per year over four years.

In lieu of the standard non-employee director compensation, on February 12, 2008, in connection with his appointment to our Board of Directors, Michael J. Wolf received: (i) 4,000 Shares of restricted stock which vest 50% after 2 years, 25% after three years and 25% after four years; and (ii) 2,000 options to purchase Class A Common Stock which vest 25% per year over four years.

DIRECTOR COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by each of our Directors for services rendered during 2007:

	(amounts in dollars)
Name	Fees Earned or Paid in Cash (1)		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

David Berkman	$64,000	(2)	$33,512	(3)	$—	$—	$—	$—	$97,512

Daniel E. Gold	$61,000		$20,469	(3)	—	—	—	—	$81,469

Edward H. West	$56,000	(4)	$43,627	(3)	—	—	—	—	$99,627

Robert S. Wiesenthal	$52,000	(4)	$43,627	(3)	—	—	—	—	$95,627

(1)                                The Directors can elect to receive their annual fee of $35,000 in cash or in the form of restricted stock units. Certain other fees can be deferred under our deferred compensation plan.

(2)                                All compensation earned by the Director during the year was deferred under our deferred compensation plan.

(3)                                On January 29, 2007, the Director received 1,500 restricted stock units at a grant date fair value of $27.94 that vest over a one year period.  The pro rata compensation expense for this award, together with unamortized prior awards, is reflected in this column “stock awards” under the provisions of SFAS No. 123R, “Share Based Compensation.”

(4)                                On May 3, 2007, the Director elected to receive the annual fee of $35,000 in the form of 1,242 restricted stock units at a grant date fair value of $28.20 that vest over a one year period. The pro rata compensation expense for this award, together with unamortized prior awards, is reflected in the column “stock awards” under the provisions of SFAS No. 123R, “Share Based Compensation.”

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

As Of December 31, 2007

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column (a)) (c)
Equity compensation plans approved by security holders:
Employee Stock Purchase Plan	—	—	1,681,847
Entercom Equity Compensation Plan (1)	2,344,100	$29.74	1,587,976

Equity compensation plans not approved by security holders:
None	—	—	—

Total	2,344,100		3,269,823

(1)                                Under the Entercom Equity Compensation Plan (“Plan”), we are authorized to issue up to 10.0 million shares of Class A Common Stock, which amount is increased by 1.5 million shares on January 1 of each year, or a lesser number as may be determined by our Board of Directors.  As a result of a March 23, 2006 amendment to the Plan in connection with our Option Exchange Program, the number of shares that can be issued under the Plan was effectively reduced by 3.6 million. In addition, on November 13, 2007 and on November 16, 2006, our Board of Directors determined that no additional shares would be added to the Plan on January 1, 2008 and on January 1, 2007, respectively. As of December 31, 2007, 1.6 million shares are available for future grant.

EMPLOYEE STOCK PURCHASE PLAN

A total of up to 1.9 million shares of our Class A Common Stock were authorized to be issued under the Employee Stock Purchase Plan, subject to adjustment.  As of December 31, 2007, we have issued 0.2 million shares of our Class A Common Stock under the Employee Stock Purchase Plan, leaving 1.7 million shares authorized to be issued thereunder.  Under our Employee Stock Purchase Plan, we will withhold a specified percentage (not to exceed 10%) of the compensation paid to each participant, and the amount withheld (and any additional amount contributed by the participant which together with payroll withholdings does not exceed 10% of the participant’s compensation) will be used to purchase our Class A Common Stock on the last day of each purchase period.  The purchase price will be the value of the stock on the last day of the purchase period less a discount not to exceed 15% as determined by the Compensation Committee in advance of the purchase period.  The length of each purchase period shall be specified by the Compensation Committee. The maximum value of shares that a participant in the Employee Stock Purchase Plan may purchase during any calendar year is $25,000.

ENTERCOM EQUITY COMPENSATION PLAN

(See Proposal 3 for a Description of a Proposed Plan Amendment)

General. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries.  The Plan provides for grants to our employees and employees of our subsidiaries (including employees who are Named Executive Officers or Directors), our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries, of: (i) incentive stock options; (ii) “nonqualified stock options” that do not qualify as incentive stock options; (iii) restricted stock; and (iv) stock appreciation rights.

Shares.  Subject to adjustment, we may presently issue up to 10,000,000 shares of Class A Common Stock, plus an additional 1,500,000 shares per year each January 1.  Only shares of Class A Common Stock may be issued under the Plan.  As of December 31, 2007, we have granted 1.6 million shares of restricted stock (net of forfeitures) and we have outstanding nonqualified stock options to purchase 2.3 million shares of Class A Common Stock having a weighted-average exercise price of $29.99 per share.  We have not issued any incentive stock options or stock appreciation rights.  The number of shares for which incentive stock options may be issued under the Plan may not exceed 1,850,000 shares, subject to adjustment, and the number of shares of restricted stock that may be issued under the Plan may not exceed 2,000,000 shares, subject to adjustment (see Proposal 3 for a description of an amendment to increase this limit to 3,000,000 shares).  If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant again will be available for purposes of the Plan.

Administration of the Plan.  The Plan is administered and interpreted by our Compensation Committee.  Subject to the ratification or approval by our Board of Directors, if our Board retains the right, the Committee has the sole authority to: (i) determine the individuals that shall be given awards; (ii) determine the terms of the awards; (iii) delegate to our Chief Executive Officer the authority to make grants to certain non-executive officer employees; and (iv) deal with any other matters arising under the Plan.

Options.  The exercise price of any incentive stock option will not be less than the fair market value of our Class A Common Stock on the date of the grant, or not less than 110% of the fair market value of the common stock in the case of an employee who owns more than 10% of our Class A, Class B and Class C Common Stock.  The exercise price of any nonqualified stock option may be greater than, equal to or less than the fair market value of our Class A Common Stock on the date of the grant.  The exercise period of an option may not exceed ten years from the date of the grant, and the exercise period of an incentive stock option granted to an employee who owns more than 10% of the Class A, Class B and Class C Common Stock may not exceed five years from the date of the grant.  The participant may pay the exercise price in cash or, with approval of the Committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by any other method that the committee approves.

BOARD OF DIRECTOR COMMITTEE REPORTS

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

To the Board of Directors:

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2008 Annual Meeting of Shareholders.

The Compensation Committee is currently comprised of David J. Berkman, Chairman,  Edward H. West and Robert S. Wiesenthal, each an independent director.

COMPENSATION COMMITTEE
David J. Berkman, Chairman
Edward H. West
Robert S. Wiesenthal
March 24, 2008

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2007.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities Exchange Commission.

The Audit Committee is currently comprised of Daniel E. Gold, Chairman, David J. Berkman and Edward H. West, each an independent director.

AUDIT COMMITTEE
Daniel E. Gold, Chairman
David J. Berkman
Edward H. West
February 11, 2008

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information, as of March 14, 2008, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group.  Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.  Shares of common stock subject to options currently exercisable or that are exercisable within 60 days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

	Common Stock
	Class A (1)		Class B (2)		Percentages
Name of Beneficial Owner	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	1,406,314	4.44%	6,997,555	86.96%	20.27%	63.64%
David J. Field (5)	2,297,063	7.22%	749,250	9.31%	7.73%	9.35%
John C. Donlevie (6)	191,963	*	—	—	*	*
Stephen F. Fisher (7)	547,258	1.72%	—	—	1.39%	*
Eugene D. Levin (8)	58,252	*	—	—	*	*
David J. Berkman (9)	24,075	*	—	—	*	*
Daniel E. Gold (10)	11,560	*	—	—	*	*
Edward H. West (11)	12,802	*	—	—	*	*
Robert S. Wiesenthal (12)	9,000	*	—	—	*	*
Michael J. Wolf	4,000	*	—	—	*	*
Dimensional Fund Advisors LP (13).	2,604,070	8.26%	—	—	6.65%	2.59%
Edwin R. Boynton, as trustee (14)	1,973,598	6.26%	—	—	5.04%	1.97%
Wellington Management Company, LLP (15)	1,847,100	5.86%	—	—	4.72%	1.84%
Barclays Global Investors, NA (16)	1,546,866	4.90%	—	—	3.95%	1.54%
All Directors and Named Executive Officers as a group (ten persons)	4,356,193	13.45%	7,307,532	96.06%	29.04%	72.85%

*                                         Less than one percent.

(1)                                  For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within 60 days through the exercise of options.

(2)                                  The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote.  Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the

Exchange Act; and (d) as required by law.  The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.

(3)                               With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage economic ownership are based on 31,536,696 shares (which includes 1,516,897 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 30,019,709 shares of Class A Common Stock (which excludes 1,516,897 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote).  With respect to Class B Common Stock, the number of shares beneficially owned, the percentage economic ownership and the percentage voting ownership are based on 7,607,532 shares of Class B Common Stock outstanding as of March 14, 2008.  The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within 60 days through the exercise of options.

(4)                               Includes with respect to Class A Common Stock: (a) 155,555 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 33,578 shares of Class A Common Stock held of record by Joseph M. Field as trustee of a trust for the benefit of his sister-in-law; and (c) 777,174 shares of Class A Common Stock beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation.  Mr. Field disclaims beneficial ownership of all shares of Class A and Class B Common Stock owned by his spouse, Marie H. Field.  These shares (which are included in the amounts listed above) include: (i) 330,000 shares of Class B Common Stock; (ii) 112,368 shares of Class A Common Stock held of record by Marie H. Field as co-trustee of a trust for the benefit of David J. Field; (iii) 206,094 shares of Class A Common Stock held of record by Marie H. Field as co-trustee of a trust for the benefit of her daughter; and (iv) 100,000 shares of Class A Common Stock beneficially owned by Marie H. Field as the sole member of a limited liability company.  The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(5)                               Includes with respect to Class A Common Stock: (a) 258,333 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 206,094 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of his sister, (c) 438,876 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (d) 921,572 shares of Class A Common Stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister, respectively.  The address of this shareholder is 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

(6)                               Includes 105,556 shares of Class A Common Stock issuable upon exercise of options.

(7)                               Includes 269,000 shares of Class A Common Stock issuable upon exercise of options.

(8)                               Includes 34,723 shares of Class A Common Stock issuable upon exercise of options.

(9)                               Includes 11,945 shares of Class A Common Stock issuable upon exercise of options.

(10)                         Includes 5,000 shares of Class A Common Stock issuable upon exercise of options.

(11)                         Includes 5,000 shares of Class A Common Stock issuable upon exercise of options.

(12)                         Includes 5,000 shares of Class A Common Stock issuable upon exercise of options.

(13)                         The address of this shareholder is 1299 Ocean Avenue, Santa Monica California 90401.

(14)                         Includes: (a) 438,876 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of David J. Field, (b) 498,286 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of the descendants of David J. Field; and (c) 1,036,436 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of two trusts for the benefit of the sister of David J. Field and her descendants.  The address of this shareholder is Stradley Ronon Stevens & Young, LLP, Attn: Edwin R. Boynton, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.

(15)                         The address of this shareholder is 75 State Street, Boston Massachusetts  02109.

(16)        The address of this shareholder is 45 Fremont Street, San Francisco California  94105

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder Director Nominations.  Our Bylaws require that for director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Accordingly, the deadline for notification of shareholder director nominations for the 2009 Annual Meeting is March 14, 2009.  Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Other Shareholder Proposals.  Our Bylaws require that for a proposal (other than a director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of: (i) sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; or (ii) one hundred twenty (120) days prior to the anniversary date of the mailing of our proxy statement for the immediately preceding annual meeting of shareholders.  Accordingly, the deadline for notification of shareholder proposals for the 2009 Annual Meeting is December 1, 2008.  Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Inclusion in Proxy Statement.  In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws.  In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting.  Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2009 Annual Meeting is December 1, 2008.

OTHER PROPOSALS

We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement.  If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe that all Reporting Persons of Entercom were in compliance with these requirements for 2007.

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices.  In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments.  We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.

•              Code of Business Conduct and Ethics.  We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department.  Our Code of Business Conduct and Ethics is posted on our Corporate Governance page of our website located at www.entercom.com.  We will provide a paper copy of the Code of Business Conduct and Ethics upon any request by a shareholder.

•              Board Committee Charters.  Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock

Exchange.  These committee charters are posted on our Corporate Governance page of our website located at www.entercom.com.  We will provide a paper copy of any one or more of such charters upon any request by a shareholder.

•              Corporate Governance Guidelines.  Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange.  These guidelines are posted on our Corporate Governance page of our website located at www.entercom.com.  We will provide a paper copy of our Corporate Governance Guidelines upon any request by a shareholder.

•              Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters.  We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters.  A copy of our policy is posted on our Corporate Governance page of our website located at www.entercom.com.

ANNUAL REPORT

We are mailing a copy of our 2007 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date.  Any shareholder who desires an additional copy may obtain it, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

John C. Donlevie

Secretary

Bala Cynwyd, Pennsylvania

March 31, 2008

Exhibit A

Entercom Equity Compensation Plan

ENTERCOM

EQUITY COMPENSATION PLAN

(As Amended and Restated on February 19, 2008)

The purpose of the Entercom Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Entercom Communications Corp. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or restricted stock units. The Company believes that the Plan will enhance the incentive for participants to contribute materially to the growth of the Company, thereby benefiting the Company and the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1.                                       Administration

(a)           Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the “Committee”). The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may retain the right to ratify, approve or amend any grants as it deems appropriate. If the Board requires ratification or approval of a grant and the grant is not ratified or approved by the Board, such grant shall not be effective. Before an initial public offering of the Company’s stock as described in Section 21(b) (a “Public Offering”), the Plan may be administered by the Board. If the Board administers the Plan during a period prior to a Public Offering, references in the Plan to the “Committee” shall be deemed to refer to the Board during but only for such period.

(b)           Committee Authority. Subject to ratification or approval by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

(c)           Committee Determinations. Subject to ratification, approval or amendment by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Subject to ratification, approval or amendment by the Board if the Board retains such right pursuant to subsection (a) above, the Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d)           Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make grants under the Plan to employees and Key Advisors (as defined herein) of the Company and its subsidiaries who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee, subject to ratification and approval by the Board if the Board retains such right pursuant to subsection (a) above. If the Chief Executive Officer makes grants pursuant to the delegated authority under this subsection (d), references in the Plan to the “Committee,” as they relate to making such grants (but not to the subsequent administration of such grants), shall be deemed to refer to the Chief Executive Officer.

2.             Shares Subject to the Plan and Types of Grants

Before a Public Offering, awards may be made under the Plan with respect to shares of non-voting common stock of the Company, and after a Public Offering, awards may be made with respect to shares of Class A common stock of the Company. The term “Company Stock” means, before a Public Offering, non-voting common stock of the Company and, after a Public Offering, Class A common stock of the Company. Awards under the Plan may consist of grants of (a) incentive stock options as described in Section 5 (“Incentive Stock Options”), (b) nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), (c) restricted stock as described in Section 6 (“Restricted Stock”), (d) stock appreciation rights as described in Section 7 (“SARs”) and (e) restricted stock units as described in Section 8 (“Restricted Stock Units”) (all such awards being hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument made in conformance with the Plan (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees (as defined below) or among any class or grouping of Grantees.

3.                                       Limitations on the Number of Shares Subject to the Plan

(a)           Limitations. The aggregate number of shares of Company Stock that may be issued or transferred pursuant to Grants under the Plan shall be 8,500,000(1) subject to adjustment as described in subsection (b) below. In addition to the foregoing, subject to adjustment as

(1)

Increased by 1,135,011 shares, from 7,364,989 to 8,500,000 by approval of the Board on February 22, 2005, subject to    shareholder approval of such increase being obtained on or before February 22, 2006.

2

described in subsection (b) below, commencing on January 1, 2006 and each anniversary thereafter during the term of the Plan, the number of shares of Company Stock that may be issued or transferred pursuant to Grants under the Plan shall be increased by (i) 1,500,000 shares of Company Stock or (ii) a lesser amount determined by the Board. As a further limitation, subject to adjustment as described in subsection (b) below, the aggregate number of shares of Company Stock that may be subject to Grants of Incentive Stock Options shall not exceed 1,850,000 shares, and the aggregate number of shares of Company Stock that may be subject to Restricted Stock Grants and Restricted Stock Unit Grants shall not exceed 3,000,000(2). Subject to adjustment as described in subsection (b) below, the aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall not exceed 925,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, or if any Restricted Stock Units granted under the Plan are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)           Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the maximum number of shares of Company Stock that may be subject to Restricted Stock Grants and Restricted Stock Unit Grants, the maximum number of shares of Company Stock that may be subject to Incentive Stock Options, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(c)           Provisions Applicable to Section 162(m) Participants

(i)            The Committee, in its discretion, may determine whether a Grant is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(2)  Increased by 1,000,000 shares, from 2,000,000 to 3,000,000 by approval of the Board on February 19, 2008, subject to         shareholder approval of such increase being obtained on or before February 19, 2009.

3

(ii)           Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) may award any Grant to a Section 162(m) Participant, including Restricted Stock and Restricted Stock Units the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(iii)          To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Restricted Stock and Restricted Stock Units granted under the Plan to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of Restricted Stock or Restricted Stock Units to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(iv)          Furthermore, notwithstanding any other provision of the Plan, any Grant awarded to a Section 162(m) Participant and that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(v)           For purposes of the Plan,

(A)         “Performance Criteria” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Company Stock, (k) total shareholder returns(3) and (l)

(3)           The performance criteria “total shareholder return” was approved by the Board of Directors on August 2, 2007 and is subject to shareholder approval.

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earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee.

(B)           “Section 162(m) Participant” shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

4.                                       Eligibility for Participation

(a)           Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors are natural persons rendering bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b)           Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5.             Granting of Options

(a)         Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)         Type of Option and Price.

(i)           The Committee may grant Incentive Stock Options which are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Nonqualified Stock Options which are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)          The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted; (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company,

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unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and (z) in the event that the Exercise Price of an Option is below the Fair Market Value per share on the date of grant, such Option may also include limitations regarding the exercise of such Option and may provide that such exercise is subject to certain terms and restrictions, including a prior election by the Grantee, to the extent such terms and restrictions are required so as not cause the Option or the shares of Company Stock issuable pursuant to the exercise of such Option to be includable in the gross income of the Grantee under Section 409A of the Code prior to such times or occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder (including, without limitation, Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder).

(iii)         If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or market, the last reported sale price thereof on the relevant date or (if there were no trades on that date or if the Committee determines otherwise in its discretion) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded but not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c)           Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option which is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)           Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason, and such acceleration need not be uniform as among any class or grouping of Grantees. Notwithstanding the foregoing, a Nonqualified Stock Option intended to comply with Section 409A of the Code pursuant to Subsection (b)(ii) above shall be exercisable at such times as are permitted under Section 409A of the Code and shall not be accelerated to the extent such acceleration would not comply with Section 409A of the Code.

(e)           Termination of Employment, Disability or Death.

(i)           Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a Disability (as defined in subsection (v) below),

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death, or termination for Cause (as defined in subsection (v) below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of the date such employment or service ceased.

(ii)           In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date and time the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate. In the event the Grantee has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares (subject to any right of setoff by the Company).

(iii)          In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of the date such employment or service ceased.

(iv)          If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option which is otherwise exercisable by the Grantee as of the date of his or her death shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of the date such employment or service ceased.

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(v)                                 For purposes of this Section 5(e) and Section 6:

(A)              The term “Company” shall mean the Company and its parent and subsidiary corporations.

(B)                “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Restricted Stock Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise in the Grant Instrument.

(C)                “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(D)               “Cause” shall mean, except to the extent specified otherwise by the Committee or separately defined in a written employment or similar agreement between a Grantee and the Company, a finding by the Committee that, before or after termination of employment or service, the Grantee (i) has engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (ii) has breached any provision of his or her employment or service contract with the Company, including, without limitation, any covenant against competition and/or raiding of the Company’s Employees, Non-Employee Directors or Key Advisors, or (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

(f)                                    Exercise of Options. A Grantee may exercise an Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, subject to such restrictions as the Committee deems appropriate, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including, after a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option must, unless otherwise determined by the Committee, have been held by the Grantee for the requisite period of time to avoid adverse accounting or tax consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise.

(g)                                 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by a Grantee exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. For this purpose, the Fair Market Value of the stock shall be measured on the date of grant of the Option. All Incentive Stock Options granted to the Grantee under the Plan or any other stock option plan of the Company or a parent or subsidiary corporation shall be taken into consideration in determining whether the foregoing limit has been met. An Incentive Stock Option shall not be

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granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) at the time of the grant.

6.                                       Restricted Stock Grants

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

(a)                  General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)                 Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

(c)                  Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)                 Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 10(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(e)                  Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f)                    Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may waive any or all restrictions and conditions of a

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Restricted Stock Grant. Unless otherwise determined by the Committee in the Grant Instrument, all restrictions imposed on Restricted Stock shall lapse upon the Grantee’s death.

(g)                 Deferral Elections by Grantees. The Committee may permit a Grantee to elect to defer the receipt of all or a percentage of the shares of Restricted Stock that would otherwise be transferred to the Grantee on the future vesting of such shares (the “Deferred Shares”). Such election shall be made on the form attached hereto as Exhibit “A” (the “Election Form”) and shall be filed with the Committee at any time on or before the December 31st of the year prior to the year in which such Grantee is scheduled to become vested in his or her Deferred Shares or such earlier date as may be required to comply with Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder. All such deferral elections shall be subject to the following rules and procedures:

(i)      Recordkeeping. The Committee shall establish and maintain an individual account in the name of each Grantee who files an Election Form and shall credit to such account cash dividends, if any, that are paid on the Deferred Shares after the restrictions on the Deferred Shares have lapsed. On the last day of each fiscal year of the Company, the Committee shall credit earnings to the balance of the Grantee’s account at a rate of interest as determined from time to time by the Committee in its sole discretion.

(ii)   Distributions of Deferred Shares. The Committee shall distribute the Grantee’s Deferred Shares, and earnings thereon, in accordance with the Participant’s Election Form and the terms of the Plan. All distributions made by the Committee pursuant to elections made by the Grantee hereunder shall be subject to applicable federal, state and local tax withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to a beneficiary, the delivery to the Committee of all necessary documentation as may be required by the Committee. Within two and one half months after receiving notice of a Grantee’s death or Qualified Disability, the Committee shall distribute any balance of the Grantee’s Deferred Shares, and earnings thereon, to the Grantee’s designated beneficiary, if living, or if such designated beneficiary is deceased or the Grantee fails to designate a beneficiary, to the Grantee’s estate. If the Grantee ceases to provide service to the Company for a reason other than the Grantee’s death or Qualified Disability, the Grantee’s Deferred Shares (to the extent vested) and earnings thereon shall be distributed to the Grantee in a lump sum at such time as elected by the Grantee in his or her Election Form which times shall be limited to the following events:

(A)                              a date specified in such election,

(B)                                the termination of a Grantee,

(C)                                an Unforeseeable Emergency of such Grantee; or

(D)                               a Change in Control.

The distribution provisions of a Grantee’s Election Form may be changed by the Grantee at any time provided the change is made at least twelve months prior to the date on which the Deferred Shares, and the earnings thereon, are distributable to the Grantee and

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provided further that any such change results in the earliest distribution of the Deferred Shares, and any earnings, occurring not earlier than five years following the original scheduled distribution date or otherwise complies with Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder.

(iii)                               Rights to Deferred Shares and Earnings. A Grantee may not assign his or her claim to Deferred Shares, and the earnings thereon, during his or her lifetime, except in accordance with Section 10 of the Plan. A Grantee’s right to Deferred Shares and earnings thereon shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Grantee or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Grantee nor his or her beneficiary shall have any claim against or rights in any specific assets or other fund of the Company.

(iv)                              Issuance of and Voting of Deferred Shares. In no event shall the Company issue certificates for Deferred Shares until such shares are distributed to the Grantee (or his or her designated beneficiary). In no event shall a Grantee have the right to vote Deferred Shares until such shares are distributed to the Grantee.

(h)                                 Definitions. For purposes of this Section 6 and Section 7, the “Unforeseeable Emergency” of a Grantee shall mean a severe financial hardship to such Grantee resulting from:  (i) an illness or accident of such Grantee, or the spouse or a dependent (as defined in Section 152(a) of the Code) of such Grantee, (ii) the loss of such Grantee’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such Grantee. For purposes of this Section 6 and Section 7, “Qualified Disability” shall mean the Grantee is “disabled,” as such term is defined in Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder. For purposes of this Section 6 and Section 7, “Change in Control” shall mean a change in control as defined as in Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder.

7.                                       Stock Appreciation Rights

(a)                                  General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)                                 Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered

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by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)                                  Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason, and such acceleration need not be uniform as among any class or grouping of Grantees; provided however, that the terms regarding the issuance of payments pursuant to an SAR for cash shall not be amended, modified or terminated in any manner which permits the acceleration of the time or schedule of such issuance of cash. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company or during the applicable period after termination of employment or service as described in Section 5(e) with respect to Options, and such exercise shall be under and subject to all of the limitations and termination and forfeiture provisions applicable to Options under Section 5(e), including without limitation forfeiture of any SARs and the release of any obligations of the Company to respond to the exercise of any SARs under the circumstances set forth in Section 5(e)(ii). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)                                 Value of SARs and Time of Distribution. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof.

(e)                                  Stock Appreciation Amount. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

(f)                                    Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, only whole shares of Company Stock (rounded down to the nearest whole share) shall be issued.

8.                                       Restricted Stock Units.

                                                The Committee is authorized to make Grants of Restricted Stock Units to any Employee, Non-Employee Director or Key Advisor selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Grant and may be determined at the election of the grantee; provided, that the terms and provisions of such Grant and such election, if any, comply with Section 409A of the Code, and the regulations and

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other guidance issued by the Secretary of the Treasury thereunder.  On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Company Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

9.                                       Withholding of Taxes(4)

(a)                                  Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  Notwithstanding the provisions of Section 9(b), the Company may at any time, from time to time, require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants and may require such payment as a precondition for awarding or exercising such Grant, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)                                 Withhold Shares.  Subject to any requirement imposed by the Committee pursuant to Section 9(a), unless a Grantee elects otherwise, a Grantee shall satisfy the Company’s income and employment tax withholding obligation with respect to an Option, SAR Restricted Stock or Restricted Stock Unit by having the Company withhold that number of shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income (“Net Withholding”).  The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  Any election by a Grantee to satisfy tax withholding other than through Net Withholding must be in a form and manner prescribed by the Company and shall be subject to the prior approval of the Company.

10.                                 Transferability of Grants

(a)                                  Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee or permitted transferee dies, the personal representative or other person entitled to succeed to the rights of the Grantee or permitted transferee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)                                 Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer as a gift Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according

(4)                    This Section was amended in its entirety February 13, 2007.

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to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

11.                                 Shareholder Agreement

                                                Prior to a Public Offering, the Committee shall, as a condition to any Grant, require that a Grantee become a party to a shareholder agreement with respect to any Grants and any Company Stock that may be obtained pursuant thereto. Such shareholder agreement shall contain the terms of any then existing shareholder agreement and/or any terms which the Committee deems appropriate.

12.                                 Change of Control of the Company

                                                As used herein, a “Change of Control” shall be deemed to have occurred if:

(a)                                  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders of the Company on the date the Plan is adopted) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder;

(b)                                 The consummation by the Company of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes required to elect a majority of the board of directors of the surviving corporation or (ii) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the assets of the Company;

(c)                                  The shareholders of the Company approve an agreement providing for a liquidation or dissolution of the Company; or

(d)                                 After a Public Offering, any person has completed a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of the Board.

13.                                 Consequences of a Change of Control

(a)                                  Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding Restricted Stock and Restricted Stock Units shall immediately lapse.

(b)                                 Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the

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Committee determines otherwise, all outstanding Options and SARs that are not exercised, and all Restricted Stock Units that have not vested, shall be assumed by, or replaced with comparable options, rights and restricted stock units, respectively, by the surviving corporation.

(c)                                  Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options, SARs and Restricted Stock Units in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to (A) the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (B) the amount of the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unvested Restricted Stock Units or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs, and any or all unvested Restricted Stock Units, at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d)                                 Committee. The Committee making the determinations under this Section 13 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them (except to the extent Grants are rescinded pursuant to subsection (e) below).

(e)                                  Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, (i) the Committee (including the Committee in place before a Change of Control and any Committee convened after a Change of Control) shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company (or, if applicable, the successor entity) intends to use such treatment with respect to the Change of Control, and (ii) without limiting the foregoing, in such event, the Committee may rescind any Grants (whether or not vested or exercisable) that would impair the use of pooling of interests accounting treatment, as determined by the Company’s certified public accountants.

14.                                 Limitations on Issuance or Transfer of Shares

                                                No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal and contractual restrictions applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of (i) any applicable law, regulation or official interpretation thereof, or (ii) the provisions of any stockholder agreement concerning Company Stock, and certificates representing such

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shares shall be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15.                                 Amendment and Termination of the Plan

(a)                                  Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of Section 422 of the Code or if, after a Public Offering, such approval is required in order to exempt compensation under the Plan from the deduction limit under Section 162(m) of the Code.

(b)                                 Termination of Plan. No additional Grants shall be made under the Plan after February 11, 2018 or such earlier date as may be determined by the Board. The Plan may be extended by the Board with the approval of the shareholders.

(c)                                  Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 21(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)                                 Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

16.                                 Savings Clause

(a)                                  Notwithstanding anything to the contrary in the Plan or any Grant, if and to the extent the Committee shall determine that the terms of any Grant may result in the failure of such Grant to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Grant as it deems necessary or advisable, including without limitation:

(i)                                     amendment or modification of the Plan or any Grant to conform the Plan or such Grant to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Grant regarding vesting, exercise, or the timing or form of payment).

(ii)                                  cancellation or termination of any unvested Grant, or portion thereof, without any payment to the Grantee holding such Grant.

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(iii)                               cancellation or termination of any vested Grant, or portion thereof, with immediate payment to the Grantee holding such Grant of the amount otherwise payable upon the immediate exercise of any such Grant, or vested portion thereof, by such Grantee.

(b)                                 Any such amendment, modification, cancellation, or termination of the Plan or any Grant may adversely affect the rights of a Grantee with respect to such Grant without the Grantee’s consent

17.                                 Funding of the Plan

This Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. No provision contained herein shall be construed to require that (i) the Company be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan, or (ii) interest be paid or accrued on any Grant or on any subsequent distribution of Company Stock, payment of cash, release or lapse of any restrictions on Company Stock, or any other distribution or payment of property or cash pursuant to the exercise of any rights provided by any Grants.

18.                                 Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be awarded a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

19.                                 No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be disregarded or otherwise eliminated.

20.                                 Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.                                Effective Date of the Plan

(a)                                  Effective Date. Subject to approval by the Company’s shareholders, the Plan was originally effective on June 24, 1998. Effective February 12, 2008, but subject to the approval of the shareholders, the Plan was amended and restated and extended until February 11, 2018.

(b)                                 Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the effective date of the initial registration of the Company Stock under Section 12(g) of the Exchange Act.

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22.                                 Miscellaneous

(a)                                  Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option, restricted stock or restricted stock unit grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)                                 Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. It is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code (after a Public Offering), Section 422 of the Code (with respect to Incentive Stock Options) and Section 409A of the Code (with respect to Grants subject to Section 409A of the Code). After a Public Offering it is the intent of the Company, with respect to persons subject to Section 16 of the Exchange Act, that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any legal requirement of Section 162(m), 409A or 422 of the Code or of Section 16 of the Exchange Act ceases to be required by law or that the restrictions thereof are liberalized, the Committee may provide, in its sole discretion, that Plan provisions and restrictions relating to such legal requirements shall cease to apply or be liberalized, as appropriate. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)                                  Communications Laws. Notwithstanding any other provision in the Plan to the contrary, if prior consent to the issuance or exercise of any Grant hereunder is required for any reason under the Communications Act of 1934, as amended, and/or the rules, regulations or policies of the Federal Communications Commission (the “FCC”) or any successor governmental agency (the “Communications Laws”) in effect at the time, whether as a consequence of the extent of the current and proposed holdings of the Grantee, the citizenship or legal qualifications of the Grantee or for any other reason under the Communications Laws, then no Grant shall be issued, become effective or be exercised without the Grantee first obtaining such prior written consent of the FCC or any successor governmental agency.

(d)                                 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined

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in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

(e)                                  One-time Option Exchange Program. The Company may affect a one-time option exchange program (the “Option Exchange Program”), to be commenced at the discretion of the Compensation Committee of the Board of Directors, pursuant to which the Company may offer such option holders under the Plan, as the Compensation Committee may determine, a one-time opportunity for such option holders to voluntarily exchange all of their outstanding stock options, with exercise prices equal to or greater than $40.00 per share, for a lesser number of shares of restricted Class A Common stock of the Company. The exchange ratio under the Option Exchange Program shall be at least fifteen-to-one (resulting in an exchange of at least fifteen (15) surrendered options for each share of restricted stock). All Options surrendered in connection with the Option Exchange Program (net of new shares of restricted stock issued in exchange for such options) shall not be available for issuance under the Plan. Subject to the foregoing, the Compensation Committee shall be permitted to determine additional restrictions or requirements relating to the Option Exchange Program.

ENTERCOM COMMUNICATIONS CORP.

By:

Name & Title:

Date:

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Exhibit B

Entercom Annual Incentive Plan

ENTERCOM ANNUAL INCENTIVE PLAN

The purpose of the Entercom Annual Incentive Plan (the “Plan”) is to provide designated Employees of the Company with the opportunity to receive cash incentive awards.  The Company believes that the Plan will enhance the incentive for participants to contribute materially to the growth of the Company, thereby benefiting the Company and the Company’s shareholders.

The Board has adopted the Plan, effective with respect to Awards granted on or after January 1, 2008, subject to approval of the Plan by the stockholders of the Company, as follows:

1.                                       Administration.

(a)                                  Committee.  The Plan shall be administered and interpreted by the Committee.  The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations, “independent,” as defined in New York Stock Exchange rules, and “non-employee directors” as defined under Rule 16b-3 of the Exchange Act.  However, the Board may retain the right to ratify, approve or amend any Awards as it deems appropriate.  If the Board requires ratification or approval of an Award and the Award is not ratified or approved by the Board, such award shall not be effective.

(b)                                 Committee Authority.  Subject to ratification or approval by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have the sole authority to (i) determine the Employees to whom Awards shall be made under the Plan, (ii) determine the type, size and terms of the Awards to be made to each such Employee, (iii) determine the time when Awards will be made, and (iv) deal with any other matters arising under the Plan.  For the avoidance of doubt, the Committee shall exercise any and all rights and duties under the Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Committee.

(c)                                  Committee Determinations.  Subject to ratification, approval or amendment by the Board if the Board retains such right pursuant to subsection (a) above, the Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  Subject to ratification, approval or amendment of an Award by the Board if the Board retains such right pursuant to subsection (a) above, the Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards awarded hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d)                                 Delegation of Authority.  Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make awards under the Plan to Employees of the Company who are not subject to the restrictions of Section 16(b) of the

Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code.  The delegation of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee, subject to ratification and approval by the Board if the Board retains such right pursuant to subsection (a) above.  If the Chief Executive Officer makes awards pursuant to the delegated authority under this subsection (d), references in the Plan to the “Committee,” as they relate to making such Awards (but not to the subsequent administration of such Awards), shall be deemed to refer to the Chief Executive Officer.

2.                                       Types of Awards

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee.  Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) shall make any Award to a Section 162(m) Participant.  Awards need not be uniform as among the Awardees or among any class or grouping of Awardees.

3.                                       Determination and Payment of Awards

The Committee shall determine the amount of any Award.  Subject to the requirements of Section 4 below with regard to Section 162(m) Participants, the Committee shall have the authority to adjust the amount of any Award to take into account such factors as it may deem relevant.  Payment of any Award shall be made at the time specified by the Committee, subject to the Awardee’s proper deferral election under any nonqualified deferred compensation plan maintained by the Company.  If no time of payment is specified, and no proper deferral election is made, payment shall be made within 2 1/2 months following the end of the fiscal year of the Company for which the Committee determines an Award shall be paid.  Awards shall be paid in cash.

The maximum cash Award that may be earned for any fiscal year by any individual is $3,000,000.

4.                                       Awards to Section 162(m) Participants

(a)                                  The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)                                 To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the various Performance Targets and amounts which may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

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Following the completion of the Performance Period and prior to the payment of the Award, the Committee shall certify in writing whether the applicable Performance Targets have been achieved for such Performance Period.  In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(c)                                  Furthermore, notwithstanding any other provision of the Plan, any Award granted to a Section 162(m) Participant that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5.                                       Eligibility for Participation

All Employees of the Company, including Employees who are officers of the Company or members of the Board, shall be eligible to participate in the Plan.

6.                                       Definitions

(a)                                  “Award” shall mean a contingent right to payment of an amount of cash based upon the Awardee’s satisfaction of the applicable Performance Targets, as determined by the Committee in its discretion.

(b)                                 “Awardee” shall mean an Employee who has been granted an Award under the Plan.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who are five percent (5%) shareholders of the Company on the date the Plan is adopted) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder;

(ii) The consummation by the Company of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes

3

required to elect a majority of the board of directors of the surviving corporation, or (B) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the assets of the Company;

(iii) The shareholders of the Company approve an agreement providing for a liquidation or dissolution of the Company; or

(iv) Any person has completed a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of the Board.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” shall mean the Committee appointed by the Board to administer the Plan.  If no Committee is appointed by the Board, “Committee” shall mean the Compensation Committee of the Board.

(g)                                 “Company” shall mean Entercom Communications Corp. and its subsidiaries.

(h)                                 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

(i)                                     “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(j)                                     “Performance Criteria” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of Company stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee.  The preceding criteria may also be evaluated, where appropriate (A) on a same-station basis, (B) on the basis of growth in any of these criteria, (C) on a comparison basis with a peer group, and/or (D) as a percent of revenue.

(k)                                  “Performance Period” shall mean a fiscal year or other year or period of service as specified by the Committee for a particular Award.

(l)                                     “Performance Target” shall mean an objectively determinable formula or metric for attainment of an Award as specified by the Committee based on the Performance Criteria.

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(m)                               “Plan” shall mean this Entercom Annual Incentive Plan.

(n)                                 “Section 162(m) Participant” shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

7.                                       Withholding of Taxes

All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Awardee or other person receiving an Award pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Award and may require such payment as a precondition for receipt of such Award, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Award.

8.                                       Consequences of a Change of Control

Unless the Committee has established the effect of a Change of Control on a particular Award at the time such Award was made, or a Participant’s employment agreement (or similar document) provides for treatment of any outstanding Award in the event of a Change of Control, the Committee may, in the event of a Change of Control, (i) determine the extent to which the Performance Targets with respect to any incomplete Performance Periods applicable to Awards in effect on the date of the Change of Control have been met based on such audited or unaudited financial information then available as it deems necessary, and (ii) cause to be paid to each Participant partial or full Awards with respect to the Performance Periods based on the Committee’s determination of the degree of attainment of the Performance Targets and the portion of the Performance Period that has been completed.

9.                                       Amendment and Termination of the Plan

(a)                                  Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to exempt compensation payable under the Plan from the deduction limit under Section 162(m) of the Code.

(b)                                 Termination and Amendment of Outstanding Awards.  A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of an Awardee unless the Awardee consents in writing.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award.  Whether or not the Plan has terminated, an outstanding Award may be amended by agreement of the Company and the Awardee consistent with the Plan.

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(c)                                  Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

10.                                 Savings Clause

(a)                                  Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Committee shall determine that the terms of any Award may result in the failure of such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

(i) amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

(ii) cancellation or termination of any unvested Award, or portion thereof, without any payment to the Awardee holding such Award.

(b)                                 Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of an Awardee with respect to such Award without the Awardee’s consent.

11.                                 Funding of the Plan

The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.  No provision contained herein shall be construed to require that (a) the Company be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan, or (b) interest be paid or accrued on any Award or on any subsequent payment of cash provided by any Award.

12.                                 Rights of Participants

Nothing in the Plan shall entitle any Employee or other person to any claim or right to be awarded an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13.                                 Headings

Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

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14.                                 Effective Date of the Plan

Subject to approval by the Company’s shareholders, the Plan shall be effective as of January 1, 2008.

15.                                 Miscellaneous

(a)                                  Compliance with Law.  The Plan shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  It is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 409A of the Code (with respect to Awards subject to Section 409A of the Code).  To the extent that any legal requirement of Section 162(m) or 409A of the Code ceases to be required by law or that the restrictions thereof are liberalized, the Committee may provide, in its sole discretion, that Plan provisions and restrictions relating to such legal requirements shall cease to apply or be liberalized, as appropriate.  The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)                                 Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

THEREFORE, subject to the approval of the shareholders of the Company, the Board of Directors of the Company effective as of January 1, 2008 has adopted this Plan.

ENTERCOM COMMUNICATIONS CORP.

By:
John C. Donlevie
Secretary
Date:

7

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

TUESDAY, MAY 13, 2008 AT 9:00 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and John C. Donlevie or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 13, 2008 at 9:00 a.m. local time, at the Crowne Plaza Philadelphia Main Line Hotel, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 4 & 5 and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 4 & 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

Entercom Communications Corp.

1.            PROPOSAL 1 - Election of  Class A Directors.

☐	FOR	☐	WITHHOLD AUTHORITY	☐	EXCEPTIONS
to vote for all
nominees listed below

Nominees:  David J. Berkman and Daniel E. Gold.

(INSTRUCTIONS: to withhold authority to vote for any one or more individual nominees, mark the “EXCEPTIONS” box and write the name of such individual(s) in the space provided below.)

Exceptions:

2.            PROPOSAL 2 - Election of  Other Directors.

☐	FOR	☐	WITHHOLD AUTHORITY	☐	EXCEPTIONS
to vote for all
nominees listed below

Nominees:  Joseph M. Field, David J. Field, John C. Donlevie, Robert S. Wiesenthal and Michael J. Wolf.

(INSTRUCTIONS: to withhold authority to vote for any one or more individual nominees, mark the “EXCEPTIONS” box and write the name of such individual(s) in the space provided below.)

Exceptions:

3.            PROPOSAL 3 - Approval of the amendment and restatement of the Entercom Equity Compensation Plan.

☐  FOR             ☐ AGAINST             ☐ ABSTAIN

4.            PROPOSAL 4 - Approval of the Entercom Annual Incentive Plan.

☐  FOR             ☐ AGAINST             ☐ ABSTAIN

5.                                     PROPOSAL 5 - Ratification of The Selection Of The Company’s independent registered public accounting firm for the year ending December 31, 2008.

☐  FOR             ☐ AGAINST             ☐ ABSTAIN

6.                                     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1, 2, 3, 4 & 5 are fully explained.

Signature:                                                               Signature (if held jointly):                                Date:

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by the President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.